As filed with the Securities and Exchange Commission on August 28, 1997
                                                          Registration No. 333-

===============================================================================
                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM S-3

                             REGISTRATION STATEMENT

                                      Under
                           The Securities Act of 1933
                           --------------------------

                            THE ALLSTATE CORPORATION
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)


                                2775 Sanders Road
                           Northbrook, Illinois 60062
                                 (847) 402-5000
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)


                                   36-3871531
                      (I.R.S. Employer Identification No.)

                              ---------------------
                                 ROBERT W. PIKE
                  VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                            THE ALLSTATE CORPORATION
                                2775 SANDERS ROAD
                           NORTHBROOK, ILLINOIS 60062
                                 (847) 402-6075
 (Name,address, including zip code, and telephone number, including area code, of agent for service of each registrant)

                              ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement in connection with the exercise of stock options described herein.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. | |

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. | |


                         CALCULATION OF REGISTRATION FEE

Title of Securities      Amount to be       Proposed maximum      Proposed maximum      Amount of
 to be registered         registered         offering price      aggregate offering    registration
                                              per share(1)            price(1)             fee

Common Shares, par
value $0.01 per share    2,000,000 shares       $75.41              $150,820,000         $45,703.03

===============================================================================

   (1) The filing fee has been calculated pursuant to Rule 457(h) based on the average of the high and low prices for Allstate common stock on August 25, 1997 of $75.41.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

SUBJECT TO COMPLETION -- DATED AUGUST  28, 1997

                                   PROSPECTUS

                            THE ALLSTATE CORPORATION

               2,000,000 SHARES OF COMMON STOCK ($.01 PAR VALUE PER SHARE)
                            ________________________

       This Prospectus relates to up to 2,000,000 shares of common stock, par value $0.01 per share, ("Common Stock"), of The Allstate Corporation (the "Company"), which may be offered and sold to immediate family members, including trusts for the benefit of immediate family members, of certain Participants in The Allstate Corporation Equity Incentive Plan (the "Equity Plan"), The Allstate Corporation Employees Replacement Stock Plan (the "Replacement Plan") and The Allstate Corporation Equity Incentive Plan for Non-Employee Directors (the "Directors' Plan," and together with the Equity Plan and the Replacement Plan, referred to collectively as the "Plans"), pursuant to nonqualified stock options granted to such Participants under the Plans, the vested portions of some or all of which may be transferred by Participants to immediate family members, or to trusts for the benefit of immediate family members, in accordance with the Plans and the grant documents specifying the terms and conditions of the stock options. This prospectus also relates to the offer and sale of Common Stock pursuant to the stock options to the beneficiaries of such immediate family members, or the executors, administrators or beneficiaries of their estates, or other persons duly authorized by law to administer the estate or assets of such persons.

                  --------------------------------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.


                          -----------------------------

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE SUCH
INFORMATION  OR  REPRESENTATIONS   MUST  NOT  BE  RELIED  UPON  AS  HAVING  BEEN
AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THESE SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.

                         -------------------------------

            THIS PROSPECTUS SHOULD BE RETAINED FOR FUTURE REFERENCE.

                         -------------------------------

                 The date of this Prospectus is August 28, 1997.

                                TABLE OF CONTENTS

                                                                          Page

Available Information.................................................      3
Incorporation of Certain Documents by Reference.......................      3
The Company...........................................................      4
Use of Proceeds.......................................................      4
Plan of Distribution..................................................      4
Description of the Plans..............................................      4
Transferability of Options Under the Plans............................      9
Federal Income Tax Consequences........................................    11
Experts................................................................    14
Legal Opinion and Tax Matters..........................................    14

                              AVAILABLE INFORMATION

         The Company is subject to the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements, and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following Regional Offices of the Commission: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2551 and Northeast Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549 at prescribed rates. Reports, proxy statements, and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, and the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois 60605. The Commission maintains a web site at http://www.sec.gov containing reports, proxy statements and other information regarding registrants, including the Company, that file electronically with the Commission.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Company's Annual Report on Form 10-K for the year ended December 31, 1996, Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997, filed with the Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), and the description of the Company's common shares under the caption "Description of Capital Stock" contained in the Company's prospectus dated June 2, 1993, filed with the Commission on June 4, 1993 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act") and deemed to be a part of the Company's Registration Statement on Form S-1 (File No. 33-59676); are incorporated by reference herein.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the securities registered hereunder shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently file document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

         The Company will provide without charge to each person to whom this prospectus is delivered, on the written or oral request of any such person any or all of the documents incorporated by reference in this prospectus (without exhibits other than exhibits specifically incorporated by reference). Requests for such copies may be directed to Investor Relations, The Allstate Corporation, 3075 Sanders Road, Northbrook, Illinois 60062-6127, (800) 416-8803.

                                   THE COMPANY

         The Company is a holding company for Allstate Insurance Company ("AIC"). The Company, through its subsidiaries (collectively, "Allstate"), is engaged in the property-liability insurance and life insurance businesses. Allstate is the country's second largest personal property and casualty insurer on the basis of 1996 statutory premiums earned and is a major life insurer.

         The Company is a corporation organized under Delaware law on November 5, 1992. The Company's executive offices are located at 2775 Sanders Road, Northbrook, Illinois 60062, and at Suite 738, One Commerce Center, Wilmington, Delaware 19801. Its telephone number is (847) 402-5000.

                                 USE OF PROCEEDS

         The Company intends to use the net proceeds from the sale of the Common Stock offered hereby for general corporate purposes.

                              PLAN OF DISTRIBUTION

         The shares of Common Stock of the Company covered by this Prospectus are being offered by the Company to transferees of transferable options granted to the non-employee directors of the Company and to the officers and certain other key employees of the Company and certain of its subsidiaries pursuant to the "Plans." Each of the Plans, as they relate to transferable awards, are described below.

                            DESCRIPTION OF THE PLANS

         Copies of the Plans are filed as exhibits to the Registration Statement of which this Prospectus forms a part. The following summary of certain provisions of the Plans does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Plans, including the definitions therein of certain terms. The Plans are not pension, profit-sharing, or stock bonus plans designed to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or employee benefit plans subject to any of the provisions of the Employee Retirement Income Security Act of 1974. The Plans are administered by the Compensation and
Nominating Committee (the "Committee"), which is constituted to meet the requirements of Rule 16b-3 promulgated under the Exchange Act. The Committee members serve at the pleasure of the Company's Board of Directors. They presently are Warren L. Batts, who chairs the Committee, James G. Andress, Edward A. Brennan and Christopher F. Edley, none of whom is employed by the Company. The Committee's address is c/o Corporate Secretary, The Allstate Corporation, 2775 Sanders Road, Northbrook, Illinois 60062. The Committee has the power to interpret the Plans and to prescribe rules and regulations relating thereto. Copies of the Plans and additional information about the Plans and the administrators may be obtained from The Allstate Corporation, Stock Option Office, 2775 Sanders Road, Northbrook, Illinois 60062 (telephone 847/402-6413).

         The Company's Board of Directors may modify, amend, or terminate the Plans at any time, except that, to the extent then required by applicable law, rule, or regulation, approval of the Company's stockholders will be required. No amendment, modification or termination shall adversely affect the rights of a Participant or a Stock Option Transferee (as defined below) under a grant previously made to a Participant without the consent of the Participant (or the Transferee, in the case of a transferred Stock Option).

The Equity Plan

         The Equity Plan was adopted by the Board of Directors of the Company effective June 2, 1993 and was approved by the Company's stockholders on May 19, 1994. On May 23, 1995, the Company's stockholders approved amendments to the Equity Plan which increased to 20,000,000, the number of shares of Common Stock authorized to be issued under the Equity Plan. The primary purpose of the Equity Plan is to provide a means by which key employees of the Company and its subsidiaries can acquire and maintain Common Stock ownership, thereby strengthening their commitment to the success of the Company and its subsidiaries and their desire to remain employed by the Company and its subsidiaries.

         The Equity Plan provides for the grant of nonqualified stock options, incentive stock options intended to satisfy the requirements of Section 422 of the Code, restricted stock and unrestricted stock to employees of the Company or its subsidiaries. A maximum of 20,000,000 shares of Common Stock is available for awards under the Equity Plan, of which a maximum of 1,800,000 shares may be granted as restricted or unrestricted stock awards. No more than 900,000 stock options may be granted to any single employee under the Equity Plan.

         The Committee may equitably adjust the number of shares of Common Stock subject to the Equity Plan, and equitably adjust, terminate or continue the awards under the Equity Plan in the event of a stock dividend, stock split, reverse stock split, share combination, recaptalization, merger, consolidation, acquisition of property or shares, separation, spin-off, reorganization, stock rights offering, liquidation, or similar event of or by the Company.

         As stated above, the Equity Plan provides for the grant of nonqualified stock options and incentive stock options to purchase shares of Common Stock. At the time of grant, the Committee establishes the exercise price (which may not be less than 100% of the Fair Market Value of the underlying Common Stock on the date of grant), the expiration date (which may not be more than 12 years from the date of grant for nonqualified stock options and 10 years from the date of grant for incentive Stock Options), and the times and installments in which the Stock Options may be exercised. Stock Options may include "Reload Options" under which an optionee who tenders Common Stock to pay an option exercise price will receive an option for a number of shares equal to those tendered, at an option price equal to 100% of the fair market value on the date of exercise of the stock option. The exercise price of a stock option may be paid in cash, in Common Stock, by withholding Common Stock issuable on exercise provided the optionee demonstrates ownership of at least an equal number of shares of Common Stock for at least six months, by the simultaneous sale through a broker of shares acquired upon exercise, or by any combination of the foregoing.

         No stock option may be exercised after termination of employment, but stock options which are vested at the date of termination may be exercised within the earlier of (i) three months after termination, and (ii) the expiration date of the stock options. If termination is due to disability, stock options vested at termination may be exercised within the earlier of (i) two years after termination and (ii) the expiration date of the stock options. If termination is due to retirement at or after age 65 or an early retirement approved by the Company, stock options vested at termination may be exercised within the earlier of (i) five years after termination and (ii) the expiration date of the stock options. If termination is due to death, or if death occurs after termination but during a period when options may be exercised, stock options vested on the date of death may be exercised within two years after the date of death.

The Replacement Plan

         The Replacement Plan was adopted by the Board of Directors on January 16, 1995 and was approved by the Company's stockholders on May 23, 1995. The purpose of the Replacement Plan is to provide continuation of benefits granted under employee stock plans of Sears, Roebuck and Co. ("Sears"), the Company's former parent corporation, by replacing them with substantially similar awards relating to Common Stock of the Company. Any awards to Company employees under Sears stock plans were canceled, effective June 30, 1995. A total of 4,500,000 shares of Common Stock are reserved for issuance under the Replacement Plan.

         The Replacement Plan provides for awards of nonqualified stock options, reload options, tax benefit rights, limited stock appreciation rights and restricted stock. Reload options provide the right to purchase shares of Company Common Stock equal to the number of shares of Company Common Stock tendered to exercise an option, at an option price equal to fair market value at exercise date. Tax benefit rights provide a right to receive, upon exercise of an option, a cash payment equal to the then-applicable highest federal income tax rate for corporations multiplied by the amount of federal income taxable compensation that the grantee recognizes upon exercise of the option.

Limited stock appreciation rights provide a right, with respect to an option, to receive, during a period of 60 days following a change of control of the Company, a cash payment equal to the difference between the exercise price of such option and the value of a share of Company Common Stock on the date the limited stock appreciation right is exercised. For purposes of limited stock appreciation rights, a change of control of the Company means, generally, (a) with certain exceptions, the acquisition by any person or group of beneficial ownership of 20% or more of the outstanding stock or voting power of the Company, (b) a change in the majority of the board, other than a change approved by a vote of at least two-thirds of the directors of the incumbent board, or (c) approval by the stockholders of the Company of certain corporate events, such as a merger, reorganization or consolidation, liquidation or dissolution of the Company or sale or other disposition of all or substantially all the assets of the Company. Eligibility is limited to employees or former employees of the Company who held grants under any employee stock plan of Sears immediately prior to June 30, 1995, the date Sears distributed to its stockholders all of its 80.3% ownership of Company Common Stock.

         Each Replacement Plan stock option was granted July 5, 1995, and was designed to have the same aggregate exercise price, cover the same aggregate fair market value of Common Stock and to continue the vesting schedule and other exercisability provisions of the Sears option it replaced. Any reload options, limited stock appreciation rights and tax benefit rights associated with a replaced Sears option were replicated in the Company Stock Option. Similarly, awards of restricted stock under the Sears stock plans were replaced with awards of restricted Company Common Stock having substantially the same value as the Sears stock and subject to the same vesting and other conditions applicable to the Sears awards. Stock options granted under the Replacement Plan can be exercised at any time after vesting (optionees subject to Section 16 of the Securities Exchange Act of 1934 could not exercise a stock option until six months after grant under the Replacement Plan) and prior to expiration (generally 10 or 12 years from the date of the Sears option it replaced). The option exercise price may be paid in cash (including cash obtained through the simultaneous sale through a broker of shares acquired on exercise) or with shares of Company Common Stock held for at least six months, or in a combination thereof.

         Upon termination of the grantee's employment, only vested options may be exercised, and exercise must be made within three months after termination but not later than expiration date of the option. If termination is due to retirement of the grantee at or after age 65 (or age 55, if approved by the Company), options vested at termination must be exercised within two years after termination but not later than the expiration date of the option. If termination is due to death of the grantee, or if the grantee dies after termination but during a period set forth above when an option could have been exercised, options vested at death may be exercised within two years after death but not later than the expiration date of the option.

The Directors Plan

         The Directors Plan was adopted by the Board of Directors on March 12, 1996 and was approved by the Company's stockholders on May 21, 1996. A maximum of 300,000 shares of Company Common Stock is reserved for issuance under the Directors Plan. Each director of the Company who is not also an officer or employee of the Company is eligible to participate in the Directors Plan. The purpose of the Directors Plan is to enhance the Company's long-term prospects and serve the Company's stockholders by giving non-employee directors a direct and personal financial stake in the Company and by aligning the financial interests of such directors with the interests of the Company's stockholders. Grants, which are fixed in amount and terms and conditions under a formula contained in the Directors Plan, of restricted Company Common Stock and non-qualified stock options are made annually. Directors may also make an irrevocable election to receive all or part of future retainer fees for any year in shares of Company Common Stock.

         Grants are made to each non-employee director under the Directors Plan of 500 shares of Company Common Stock each December 1, subject to restrictions on sale, transfer, pledge or assignment for the period of six months after grant. The Company also pays each director's federal, state and local tax liabilities as a result of each grant of restricted stock, assuming maximum applicable statutory rates of tax. Also, each June 1 each non-employee director is granted a non-qualified option to purchase 1,500 shares of Company Common Stock at a per share exercise price equal to the fair market value of the Common Stock on the date of grant. The options vest in three equal annual installments on the first, second and third anniversaries of the date of grant. Options which are vested on the date of termination of directorship must be exercised, or they expire by the earliest of ten years after date of grant, five years after termination from Board service due to retirement under the Board's mandatory retirement policy, two years after termination from Board service due to death or disability, or three months after termination of Board service for any other reason. All options include reload option rights, upon exercise through the tender of Company Common Stock, to an option for a number of shares equal to the shares tendered and at an option price equal to fair market value at the exercise date. The exercise price for stock options may be paid by check or in cash, in shares of Company Common Stock, through simultaneous sales through a broker of shares acquired in exercise, by withholding shares issuable on exercise, or through any combination of such methods.

         In the event of a change of control of the Company or a sale of substantially all of the Company's assets or of a majority of its outstanding voting securities (collectively, a "Sale of the Company"), and the failure of the successor corporation or its parent to assume outstanding stock options or to provide for substantially equivalent stock options, all outstanding stock options, including unvested stock options, under the Directors Plan shall become exercisable but shall terminate if not exercised within a period to be prescribed. Participants shall receive at least 30 days prior written notice prior to such termination date.

                   TRANSFERABILITY OF OPTIONS UNDER THE PLANS

         Each of the Plans provides that stock options are generally not transferable by a Participant except by will or the laws of descent and distribution and are exercisable during the Participant's lifetime only by the Participant. Notwithstanding the foregoing, the Equity Plan and the Replacement Plan permits the Committee to grant (or sanction by amending an existing grant), and the Directors Plan grants (and amends existing grants) nonqualified stock options, the vested portions of which may be transferred by the Participant during his or her lifetime to any member of his or her immediate family or a trust established for the exclusive benefit of one or more members of his or her immediate family, in order to permit Participants who receive transferable grants to make a gift of stock options to such persons for estate planning purposes. Any reload rights associated with a transferred stock option shall terminate upon a transfer, and the transferred stock option may not be again transferred, except by will or the laws of descent and distribution. The term "immediate family" is defined for such purpose as children, stepchildren and grandchildren, including relationships arising from legal adoption. As used herein, "Stock Option Transferee" refers to an immediate family member of a Plan Participant (or such person's beneficiary, estate or other legal representative), or a trust for the benefit of one or more immediate family members, that has received stock options in a valid transfer, and "Participant Transferor" refers to the Plan Participant who transferred stock options held by a particular Stock Option Transferee.

         Upon transfer to a Stock Option Transferee, a stock option continues to be governed by and subject to the terms and limitations of the relevant Plan and the relevant grant (except, as noted below, with respect to reload option rights and prohibition of subsequent transfer), and the Stock Option Transferee is entitled to the same rights as the Participant Transferor thereunder as if no transfer had taken place. Accordingly, the rights of the Stock Option Transferee are subject to the terms and limitations of the original grant to the Participant Transferor, including provisions relating to expiration date, exercisability, exercise price and forfeiture. For information regarding the terms of a particular stock option grant, Stock Option Transferees may contact the Stock Option Office, The Allstate Corporation, 2775 Sanders Road, Northbrook, Illinois 60062 (telephone 847/402-6413).

         Once a stock option has been transferred to a Stock Option Transferee, any reload rights (a "reload right" permits a Participant who tenders Company Stock in payment for all or part of the option price to receive another option for the same number of shares tendered at an option price equal to the Company Stock's fair market value on the date of exercise) associated with the transferred stock option terminate, and the stock option may not be subsequently transferred by the Stock Option Transferee except by will or the laws of descent and distribution. A Stock Option Transferee may designate in writing to the

Company before his or her death one or more beneficiaries to receive, in the event of his or her death, any rights to which the Stock Option Transferee would be entitled under the relevant Plan. A Stock Option Transferee may also designate an alternate beneficiary to receive payments if the primary beneficiary predeceases the Stock Option Transferee. A beneficiary designation may be changed or revoked in writing by the Stock Option Transferee at any time. Changes in beneficiary designation should be sent (return receipt requested) to the attention of the Stock Option Office, The Allstate Corporation, 2775 Sanders Road, Northbrook, Illinois 60062.

         A stock option may be exercised by a Stock Option Transferee at any time from the time first set by the Committee in the original grant to the Participant Transferor until the close of business on the expiration date of the stock option. The purchase price of the shares as to which stock options are exercised shall be paid to the Company at the time of exercise (i) in cash (including simultaneous sale through a broker of shares acquired upon exercise),
(ii) by delivering shares of Common Stock already owned by the Stock Option Transferee having a total Fair Market Value on the date of exercise at least equal to the purchase price or (iii) a combination of cash and shares of Common Stock equal in value to the purchase price. The Equity Plan and the Directors' Plan also permit the withholding of shares issuable upon exercise to satisfy part or all of the purchase price.

         A stock option will be deemed exercised on the date the Company's Stock Option Office has received a copy of the stock option exercise form (by mail or facsimile transmission), completed in all respects and signed by the Stock Option Transferee (accompanied by a check and/or shares of Common Stock, where applicable). The stock option shares will generally be transferred to the Stock Option Transferee as of the day following the date that (i) the above conditions have been met, and (ii) the funds and/or shares of Common Stock paid by the Stock Option Transferee in satisfaction of the exercise price have been received by the Company free and clear of all restrictions (if all or part of the exercise price requires the sale through a broker of shares acquired upon exercise, proceeds of the sale in excess of the exercise price and brokerage charges will be transferred by the third business day after such sale).

         Stock certificates for the appropriate number of shares will be delivered to the Stock Option Transferee or his or her estate or beneficiaries, or otherwise delivered in such manner as the person(s) entitled thereto may direct.

         Upon the exercise of a stock option by a Stock Option Transferee, any federal, state or local withholding taxes arising from the exercise are the obligation of the Participant Transferor.

Effect Of  Transferor's Termination Of Employment

         Because stock options transferred to Stock Option Transferees continue to be governed by the terms of the relevant Plan and the original grant, their exercisability continues to be affected by the Participant's Transferor's employment or directorship status. See discussion above under "The Equity Plan," "The Replacement Plan" or "The Directors Plan," as appropriate, for the limitations on exercise of options upon termination of the Participant Transferor's employment or directorship status.


                         FEDERAL INCOME TAX CONSEQUENCES

General

         This section is not intended to be a complete statement of the Federal income tax aspects of the Plans and does not describe the possible effects of state and other income taxes or of gift, estate and inheritance taxes. Due to the complexity of various tax laws and their application to particular circumstances, participants are advised to consult a qualified tax adviser before taking any action permitted by the Plans.

Stock Options

         A grantee does not recognize any taxable income, and the Company is not entitled to a deduction, upon the grant of a nonqualified stock option. Upon the exercise of a nonqualified stock option, the grantee recognizes ordinary income (subject to, under the Equity Plan and the Replacement Plan, wage and employment tax withholding) equal to the excess of the fair market value of the share acquired over the option exercise price. However, in the case of a grantee subject to Section 16 of the Exchange Act (including, in certain cases, members of such grantee's family), income is recognized, and such excess is determined by using the fair market value on the later of the date of exercise and the date six months after the grant date unless such grantee elects to be taxed based on the fair market value of the Company's Common Stock on the date of exercise by filing an election with the Internal Revenue Service within 30 days after the exercise date to recognize income on the exercise date (a "Section 83(b) Election"). A grantee's basis in the stock received is equal to such stock's fair market value on the date of exercise (or on the date six months after the grant date, if later, in the case of a grantee subject to Section 16 who makes no such Section 83(b) election). The Company is entitled to a deduction equal to the compensation taxable to the grantee.

         If a grantee sells shares acquired pursuant to the exercise of a nonqualified option, such grantee will recognize capital gain or loss equal to the difference between the selling price of the shares and the grantee's basis in the shares. Such capital gain or loss is long-or short-term, depending on whether the grantee has held the shares for more than one year. If the shares are held for over 18 months more preferential long-term capital gains rates may apply under recently enacted tax legislation. In the case of a grantee who is subject to Section 16 and who does not make a Section 83(b) Election, any such capital gain will be long-term only if the Shares have been held for more than one year after the later of the exercise date or the date six months after the grant date. The Company is not entitled to any deduction with respect to any capital gain recognized by the grantee.

         If a grantee delivers previously acquired shares, however acquired, in payment of all or any part of the exercise price of a nonqualified option, the grantee will not, as a result of such delivery, be required to recognize as taxable income or loss any appreciation or depreciation in the value of the previously acquired shares after their acquisition date. The grantee's tax basis in, and holding period for, the previously acquired shares surrendered carries over to an equal number of the option shares received on a share-for-share basis. The fair market value of the shares received in excess of the shares surrendered constitutes compensation taxable to the grantee as ordinary income (reduced by any portion of the option price paid other than by delivering previously acquired shares). Such income is recognized and such fair market value is determined on the date of exercise, except in the case of persons subject to Section 16 as discussed above. The tax basis for such shares is equal to their fair market value as so determined, and such shares' holding period begins on the date on which the fair market value of such shares is determined. The Company is entitled to a tax deduction equal to the compensation income recognized by the grantee.

         As of the date of this Prospectus no incentive stock options ("ISO") have been granted under any of the Plans. A grantee of an ISO will not realize taxable income upon the grant or the exercise of the ISO (other than alternative minimum tax, if applicable, upon exercise). If shares received upon the exercise of an ISO are disposed of within one year after exercise or within two years after grant, then, in general, the grantee must recognize taxable ordinary income in the year of disposition in an amount equal to the excess of the fair market value of the shares disposed of at the date of exercise over their exercise price, and long-term or short-term capital gain or loss in an amount equal to the difference between the sales price of the shares and their fair market value on the date of exercise. If shares received upon the exercise of an ISO are disposed of at least two years after grant and one year after exercise, the grantee recognizes long-term capital gain or loss on the difference between the net sales price and the exercise price. If shares are held for over 18 months after exercise and are disposed of at least two years after grant, more preferential long-term capital gains rates may apply under recently enacted tax legislation. The Company is not entitled to a tax deduction upon the grant, exercise or disposition of shares acquired in exercise of an ISO, except to the extent and at the time the grantee is required to recognize ordinary income upon the disposition of shares.

         If the exercise price of an ISO is paid with shares of stock of the Company acquired through a prior exercise of an ISO, gain will be realized on the shares surrendered (and will be taxed as ordinary income) if those shares have not been held for the minimum holding period (two years from the date of grant and one year from the date of transfer), but the exchange will not affect the tax treatment, as described in the immediately preceding paragraph, of the shares received.

         The Company is entitled to deduct from any payment under the Equity Plan and the Replacement Plan the amount of any tax required by law to be withheld with respect to such payment or may require any participant to pay such amount to the Company prior to and as a condition of making such payment. The Committee, in its discretion and subject to such rules as it may adopt from time to time, has adopted rules to permit each participant to elect to have the Company withhold from any payment under the Plans (or to have the Company accept from the participant) for tax withholding purposes shares of Common Stock of the Company valued at their fair market value. The Code treats the use of shares of Company Common Stock to satisfy any withholding requirement (or election) as a sale of such shares for an amount equal to the fair market value of the stock on the date when the amount of taxes to be withheld is determined. The disposition of such shares may result in the recognition of gain or loss by the participant for tax purposes.

         A deduction otherwise available to the Company for any year with respect to compensation payable to the "Named Executive Officers" in the Company's Proxy Statement for the year may be denied to the extent that it exceeds $1 million. For these purposes, it is anticipated that grants of stock options with an exercise price no less than 100% of fair market value of the stock on the date of grant will generally qualify for an exception to that limitation for eligible performance-based compensation.

Transferred Options

         Neither the grantee nor the transferee will realize taxable income at the time of a grantee transfer of a non-qualified stock option without consideration. Upon the subsequent exercise of the option by the transferee, the grantee will realize ordinary income in an amount measured by the difference between the fair market value of the shares on the date of exercise and the exercise price, and the Company will generally be entitled to a corresponding deduction. Upon a subsequent disposition of the shares by the transferee, the transferee will generally realize short-term or long-term capital gain or loss, with the basis for computing such gain or loss equal to the fair market value of the stock at the time of exercise.


Restricted Shares and Other Shares

         A grantee who receives restricted shares will recognize ordinary income on the date the vesting period with respect to such shares expires (or, if later, upon expiration of any short-swing profit liability with respect to such shares under Section 16(b) of the Exchange Act), unless the grantee makes a
Section 83(b) Election to recognize ordinary income on the date the restricted shares are received. The amount of ordinary income recognized by the grantee will be equal to the excess of the fair market value of the restricted shares or other shares on the date the grantee recognizes ordinary income with respect to such shares over the amount paid for such shares, if any. In addition, the grantee must recognize ordinary income with respect to any cash payment received in connection with a grant of restricted shares. The Company is entitled to a deduction equal to such amounts of ordinary income recognized by grantees. Any dividends paid on restricted shares prior to the date income is recognized by the grantee under these rules are taxed as compensation income (rather than dividend income) to the grantee and therefore are also deductible by the Company.

         The grantee will hold restricted shares with a basis equal to their fair market value, and a holding period that begins, on the date the vesting period expires with respect to such shares (or, if the grantee makes a Section 83(b) Election with respect to the shares, on the date the grantee received such shares). Any appreciation (or depreciation) in the value of restricted shares or other shares after such date will be taxed as capital gain (or loss) upon a subsequent sale of the shares.

                                     EXPERTS

         The consolidated financial statements and related financial statements schedules of the Company and its subsidiaries incorporated in this Prospectus by reference from the Company's Annual Report on Form 10K for the year ended December 31, 1996, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports which are incorporated by reference herein, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

         With respect to unaudited interim financial information for the periods ended March 31, 1997 and 1996 and June 30, 1997 and 1996 which is incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended (the "Securities Act") for their reports on the unaudited interim financial information because these reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

                          LEGAL OPINION AND TAX MATTERS

         The legality of the shares of Common Stock offered hereby has been passed upon by Joseph T. Kane, Counsel, Corporate Law Department of Allstate Insurance Company, a wholly-owned subsidiary of the Company. The Tax Department of Allstate Insurance Company has advised the Company concerning certain Federal income tax consequences related to Stock Options under the Plans and the transfer and exercise thereof.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth all expenses in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except the registration fee.

Registration fee.................................................   $45,703.03
Fees and expenses of accountants.................................     5,000.00
Fee and expenses of counsel......................................           0
Blue Sky fees and expenses.......................................           0
Duplicating Costs and Postage....................................       500.00
Miscellaneous....................................................       100.00
                                                                   ------------
         Total...................................................   $51,303.03

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law (the "DGCL"), inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the shareholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

         Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. The Company maintains policies insuring its and its subsidiaries' officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.

         Article IV of the By-laws of the Company provides for indemnification of the directors and officers of the Company to the fullest extent permitted by law, as now in effect or later amended. In addition, the By-laws provide for indemnification against expenses incurred by a director or officer to be paid by the Company in advance of the final disposition of such action, suit or proceeding; provided, however, that an advancement of expenses will be made only upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall be ultimately determined that he is entitled to be indemnified by the Company. The By-laws further provide for a contractual cause of action on the part of directors and officers of the Company with respect to indemnification claims which have not been paid by the Company.

         The Company also has provided liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Company.

         Article Ninth of the Company's Restated Certificate of Incorporation limits, to the fullest extent permitted by the DGCL, as the same exists or may be amended, the personal liability of the Company's directors to the Company or its stockholders for monetary damages for a breach of their fiduciary duty as directors. Section 102(b)(7) of the DGCL currently provides that such provisions do not eliminate the liability of a director (i) for a breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to the declaration of dividends and purchase or redemption of shares in violation of the DGCL), or
(iv) for any transaction from which the director derived an improper personal benefit.

ITEM 16.  EXHIBITS

     The Exhibits to this Registration Statement are listed in the Exhibit Index of this Registration Statement, which Index is incorporated herein by reference.

ITEM 17.  UNDERTAKINGS

         (a) The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cook County, State of Illinois, on August 28, 1997.


                            THE ALLSTATE CORPORATION

                                            By: /s/Robert W. Pike
                                                -----------------
                                            Name:  Robert W. Pike
                                            Title: Vice President, Secretary
                                                   and General Counsel



         Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Jerry D. Choate, Edward M. Liddy, Robert W. Pike and Thomas J. Wilson, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.


Signature                                Title                                               Date

/s/Jerry D. Choate                       Director,                                           August 14, 1997
------------------                       Chairman of the Board of Directors,
Jerry D. Choate                          and Chief Executive Officer
                                             (Principal Executive Officer)


/s/Thomas J. Wilson                      Vice President and Chief Financial Officer          August 14, 1997
-------------------
Thomas J. Wilson                         (Principal Financial Officer)


                                      II-5

/s/Samuel H. Pilch                       Controller (Principal Accounting Officer)            August 14, 1997
------------------
Samuel H. Pilch


/s/James G. Andress                      Director                                            August 14, 1997
-------------------
James G. Andress


/s/Warren L. Batts                       Director                                             August 14, 1997
------------------
Warren L. Batts


/s/Edward A. Brennan                     Director                                              August 14, 1997
--------------------
Edward A. Brennan


/s/James M. Denny                        Director                                            August 14, 1997
-----------------
James M. Denny


/s/Christopher F. Edley                  Director                                             August 14, 1997
-----------------------
Christopher F. Edley


/s/Michael A. Miles                      Director                                             August 14, 1997
-------------------
Michael A. Miles


/s/Joshua I. Smith                       Director                                            August 14, 1997
------------------
Joshua I. Smith


/s/Mary Alice Taylor                     Director                                            August 14, 1997
--------------------
Mary Alice Taylor

Exhibit                           EXHIBIT INDEX                   Sequentially
Number                                                            Numbered Page
-------------------------------------------------------------------------------

                             Description of Exhibit
                             ----------------------

    4(a) Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3(a) of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995).

    4(b) By-Laws of the Company (incorporated by reference to Exhibit 3(b) of the Company's Annual Report on Form 10-K for the year ended December 31, 1995).

    4(c)          The Allstate Corporation Equity Incentive Plan.

    4(d)          The Allstate Corporation Employees Replacement Stock Plan.

    4(e) The Allstate Corporation Equity Incentive Plan for Non-Employee Directors.

    5             Opinion of Joseph T. Kane.

    15            Acknowledgment of Deloitte & Touche LLP
                  regarding unaudited interim financial
                  information.

    23(a)         Consent of Joseph T. Kane (included in Exhibit 5).

    23(b)         Consent of Deloitte & Touche LLP.

                                                                EXHIBIT 4(c)










                            THE ALLSTATE CORPORATION





                              EQUITY INCENTIVE PLAN


                   As Amended and Restated on August 14, 1997

                                TABLE OF CONTENTS
                                -----------------

                                                                          Page
                                                                          ----

       1.       Purpose...................................................  1

       2.       Definitions...............................................  1

       3.       Scope of the Plan.........................................  3
                (a)      Number of Shares Available For Delivery Under the
                         Plan.............................................  3
                (b)      Effect of Expiration or Termination..............  3
                (c)      Treasury Stock...................................  3
                (d)      Committee Discretion to Cancel Options...........  4

       4.       Administration............................................  4
                (a)      Committee Administration.........................  4
                (b)      Board Reservation and Delegation.................  4
                (c)      Committee Authority..............................  4
                (d)      Committee Determinations Final...................  5

       5.       Eligibility...............................................  5

       6.       Conditions to Grants......................................  6
                (a)      General Conditions...............................  6
                (b)      Grant of Options and Option Price................  6
                (c)      Grant of Incentive Stock Options.................  6
                (d)      Grant of Reload Options..........................  8
                (e)      Grant of Shares of Restricted Stock..............  8
                (f)      Grant of Unrestricted Stock...................... 10

       7.       Limitations on Transferability............................ 11

       8.       Exercise.................................................. 11
                (a)      Exercise of Options.............................. 11
                (b)      Special Rules for Section 16 Grantees............ 13
                (c)      Permissible Shares Issued........................ 13

       9.       Loans and Guarantees...................................... 13

      10.       Notification under Section 83(b).......................... 14

      11.       Mandatory Withholding Taxes............................... 14

      12.       Elective Share Withholding................................ 14

      13.       Termination of Employment................................. 15
                (a)      Restricted Stock................................. 15
                (b)      Other Awards..................................... 15
                (c)      Maximum Extension................................ 16

      14.       Equity Incentive Plans of Foreign Subsidiaries............ 16

      15.       Substituted Awards........................................ 16

      16.       Securities Law Matters.................................... 16

      17.       No Funding Required....................................... 17

      18.       No Employment Rights...................................... 17

      19.       Rights as a Stockholder................................... 17

      20.       Nature of Payments........................................ 17

      21.       Non-Uniform Determinations................................ 17

      22.       Adjustments............................................... 18

      23.       Amendment of the Plan..................................... 18

      24.       Termination of the Plan................................... 18

      25.       No Illegal Transactions................................... 18

      26.       Controlling Law........................................... 19

      27.       Severability.............................................. 19

                The Plan. The Company established The Allstate Corporation Equity Incentive Plan (as set forth herein and from time to time amended, the "Plan"), effective June 2, 1993. Amendments to the Plan were approved by the Company's stockholders on May 19, 1994. On March 9, 1995, the Board of Directors approved amendments to the Plan, subject to the approval of the Company's stockholders of such amendments and of an amendment to increase the Company's authorized Common Stock to 1,000,000,000 shares, and subject to the occurrence of the proposed Distribution described in the Proxy Statement dated February 21, 1995 of Sears, Roebuck and Co. On May 21, 1996, November 12, 1996 and August 14, 1997 the Plan was further amended and restated.


    1. Purpose. The primary purpose of the Plan is to provide a means by which key employees of the Company and its Subsidiaries can acquire and maintain stock ownership, thereby strengthening their commitment to the success of the Company and its Subsidiaries and their desire to remain employed by the Company and its Subsidiaries. The Plan also is intended to attract and retain key employees and to provide such employees with additional incentive and reward opportunities designed to encourage them to enhance the profitable growth of the Company and its Subsidiaries.

    2. Definitions. As used in the Plan, terms defined parenthetically immediately after their use shall have the respective meanings provided by such definitions and the terms set forth below shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

        (a) "Award" means options, shares of restricted Stock, or shares of unrestricted Stock granted under the Plan.

        (b) "Award Agreement" means the written agreement by which an Award is evidenced.

        (c)     "Board" means the board of directors of the Company.

        (d) "Committee" means the committee of the Board appointed pursuant to Article 4.

        (e)    "Company" means The Allstate Corporation, a Delaware corporation.

        (f) "Disability" means, as relates to the exercise of an incentive stock option after Termination of Employment, a permanent and total disability within the meaning of Section 22(e)(3) of the Internal Revenue Code, and for all other purposes, a mental or physical condition which, in the opinion of the Committee, renders a Grantee unable or incompetent to carry out the job responsibilities which such Grantee held or the duties to which such Grantee was assigned at the time the disability was incurred, and which is expected to be permanent or for an indefinite duration.

        (g) "Effective Date" means the date described in the first paragraph of the Plan.

        (h) "Fair Market Value" of the Stock means, as of any applicable date (other than on the Effective Date) the mean between the high and low prices of the Stock as reported on the New York Stock Exchange Composite Tape, or if no such reported sale of the Stock shall have occurred on such date, on the next preceding date on which there was such a reported sale, provided, however, that if the Stock is acquired and sold in a simultaneous sale pursuant to the provisions of Article 8(a)(iv), Fair Market Value means the price received upon such sale. Solely as of the effective date of the IPO, Fair Market Value of the Stock means the price to the public pursuant to the form of final prospectus used in connection with the IPO, as indicated on the cover page of such prospectus or otherwise.

        (i) "Grant Date" means the date of grant of an Award determined in accordance with Article 6.

        (j)     "Grantee" means an individual who has been granted an Award.

        (k) "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, and regulations and rulings thereunder. References to a particular section of the Internal Revenue Code shall include references to successor provisions.

        (l) "IPO" means such term as defined in the first paragraph of the Plan.

        (m) "Minimum Consideration" means the $.01 par value per share or such larger amount determined pursuant to resolution of the Board to be capital within the meaning of Section 154 of the Delaware General Corporation Law.

        (n)    "1934 Act" means the Securities Exchange Act of 1934, as amended.

        (o) "Option Price" means the per share purchase price of (i) Stock subject to an option or (ii) restricted Stock subject to an option.

        (p)     [deleted]

        (q)     "Plan" has the meaning set forth in the introductory paragraph.

        (r)     "Reload Option" has the meaning specified in Article 6(d).

        (s) "Retirement" means a Termination of Employment occurring on or after an individual attains age 65, or a Termination of Employment approved by the Company as an early retirement; provided that in the case of a Section 16 Grantee, such early retirement must be approved by the Committee.

        (t)     "SEC" means the Securities and Exchange Commission.

        (u) "Section 16 Grantee" means a person subject to potential liability with respect to equity securities of the Company under Section 16(b) of the 1934 Act.

        (v) "Stock" means common stock of the Company, par value $.01 per share.

        (x) "Subsidiary" means a corporation as defined in Section 424(f) of the
Internal   Revenue  Code,  with  the  Company  being  treated  as  the  employer corporation for purposes of this definition.

        (y) "10% Owner" means a person who owns stock (including stock treated as owned under Section 424(d) of the Internal Revenue Code) possessing more than 10% of the Voting Power of the Company.

        (z) "Termination of Employment" occurs the first day on which an individual is for any reason no longer employed by the Company or any of its Subsidiaries, or with respect to an individual who is an employee of a Subsidiary, the first day on which the Company no longer owns voting securities possessing at least 50% of the Voting Power of such Subsidiary.

        (aa)   "Voting   Power"   means  the   combined   voting  power  of  the
then-outstanding voting securities entitled to vote generally in the election of directors.

      3.    Scope of the Plan.
            -----------------

        (a) Number of Shares Available For Delivery Under the Plan. A maximum of 20,000,000 shares of Stock may be awarded under the Plan. Awards may be made from authorized but unissued shares of Stock or from Treasury Stock. No more than an aggregate of 1,800,000 shares of the aforesaid 20,000,000 shares of Stock may be granted under Article 6(e) and (f). No more than 900,000 shares of Stock may be granted as stock options to any employee during the duration of the Plan.

        (b) Effect of Expiration or Termination. If and to the extent an Award , other than an Award granted under Article 6(e) or (f),shall expire or terminate for any reason without having been exercised in full (including, without limitation, a cancellation and regrant of an option pursuant to Article 4(c)(vii)), or shall be forfeited, without, in either case, the Grantee having enjoyed any of the benefits of stock ownership, the shares of Stock associated with such Award shall become available for other Awards. Except in the case of a Reload Option granted to a Section 16 Grantee, the grant of a Reload Option shall not reduce the number of shares of Stock available for other Awards.

        (c) Treasury Stock. The Committee shall have the authority to cause the Company to purchase from time to time shares of Stock to be held as treasury shares and used for or in connection with Awards.

        (d) Committee Discretion to Cancel Options. The Committee may, in its discretion, elect at any time, should it determine it is in the best interest of the Company's stockholders to cancel any options granted hereunder, to cancel all or any of the options granted hereunder and pay the holders of any such options an amount (payable in such proportion as the Committee may determine in cash or in Stock (valued at the Fair Market Value of a share of Stock on the date of cancellation of such option)) equal to the number of shares of Stock subject to such cancelled option, multiplied by the amount (if any) by which the Fair Market Value of Stock on the date of cancellation of the option exceeds the Option Price; provided that if the Committee should determine that not making payment of such amount to the holders of such option upon the cancellation would be in the best interests of stockholders of the Company (ignoring in such determination the cost of such payment and considering only other matters), the Committee may void options granted hereunder and declare that no payment shall be made to the holders of such options.

  4.    Administration.
        --------------

   (a) Committee Administration. Subject to Article 4(b), the Plan shall be administered by the Committee, which shall consist of not less than two persons appointed by the Board, who are directors of the Company and not employees of the Company or any of its Subsidiaries. Membership on the Committee shall be subject to such limitations (including, if appropriate, a change in the minimum number of members of the Committee) as the Board deems appropriate to permit transactions pursuant to the Plan to be exempt from potential liability under
Section 16(b) of the 1934 Act and to comply with Section 162 (m) of the Internal Revenue Code.

   (b) Board Reservation and Delegation. The Board may, in its discretion, reserve to itself or delegate to another committee of the Board any or all of the authority and responsibility of the Committee with respect to Awards to Grantees who are not Section 16 Grantees at the time any such delegated authority or responsibility is exercised. Such other committee may consist of one or more directors who may, but need not be, officers or employees of the Company or of any of its Subsidiaries. To the extent that the Board has reserved to itself or delegated the authority and responsibility of the Committee to such other committee, all references to the Committee in the Plan shall be to such other committee.

   (c) Committee Authority. The Committee shall have full and final authority, in its sole and absolute discretion, but subject to the express provisions of the Plan, as follows:

                (i)  to grant Awards,

                (ii) to determine (A) when Awards may be granted, and (B) whether or not specific Awards shall be identified with other specific Awards, and if so, whether they shall be exercisable cumulatively with, or alternatively to, such other specific Awards,

                (iii) to interpret the Plan and to make all determinations necessary or advisable for the administration of the Plan,

                (iv) to prescribe, amend, and rescind rules and regulations relating to the Plan, including, without limitation, rules with respect to the exercisability and nonforfeitability of Awards upon the Termination of Employment of a Grantee,

                (v)  to  determine  the  terms  and   provisions  of  the  Award
        Agreements, which need not be identical and, with the consent of the Grantee, to modify any such Award Agreement at any time,

                (vi)  to cancel options in accordance with the provision of
        Section 3(d),

                (vii) except as provided in Section 4(c)(vi) hereof, to cancel, with the consent of the Grantee, outstanding Awards, and to grant new Awards in substitution thereof,

                (viii) to accelerate the exercisability of, and to accelerate or waive any or all of the restrictions and conditions applicable to, any Award,

                (ix)to authorize foreign Subsidiaries to adopt plans as provided in Article 14,

                (x) to make such adjustments or modifications to Awards to Grantees working outside the United States as are necessary and advisable to fulfill the purposes of the Plan,

                (xi) to authorize any action of or make any determination by the Company as the Committee shall deem necessary or advisable for carrying out the purposes of the Plan,

                (xii) to make appropriate adjustments to, cancel or continue Awards in accordance with Article 22, and

                (xiii) to impose such additional conditions, restrictions, and limitations upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including, without limitation, requiring simultaneous exercise of related identified Awards, and limiting the percentage of Awards which may from time to time be exercised by a Grantee.

     (d) Committee Determinations Final. The determination of the Committee on all matters relating to the Plan or any Award Agreement shall be conclusive and final. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

5. Eligibility. Awards may be granted to any employee of the Company or any of its Subsidiaries. In selecting the individuals to whom Awards may be granted, as well as in determining the number of shares of Stock subject to, and the other terms and conditions applicable to, each Award, the Committee shall take into consideration such factors as it deems relevant in promoting the purposes of the Plan.

6.      Conditions to Grants.
        --------------------

    (a) General Conditions.
        ------------------

                (i) The Grant Date of an Award shall be the date on which the Committee grants the Award or such later date as specified in advance by the Committee.

                (ii) The term of each Award (subject to Articles 6(c) and 6(d) with respect to incentive stock options and Reload Options, respectively) shall be a period of not more than 12 years from the Grant Date, and shall be subject to earlier termination as herein provided.

                (iii)  A  Grantee  may,  if  otherwise   eligible,   be  granted
        additional Awards in any combination.

                (iv) The Committee may grant Awards with terms and conditions which differ among the Grantees thereof. To the extent not set forth in the Plan, the terms and conditions of each Award shall be set forth in an Award Agreement.

        Grant of Options and Option Price. The Committee may, in its discretion, grant options (which may be options to acquire unrestricted Stock or restricted Stock) to any employee eligible under Article 5 to receive Awards. No later than the Grant Date of any option, the Committee shall determine the Option Price; provided that the Option Price shall, except as provided in subsection (c) below and in Article 15, not be less than 100% of the Fair Market Value of the Stock on the Grant Date.

        Grant of Incentive Stock Options. At the time of the grant of any option, the Committee may designate that such option shall be made subject to additional restrictions to permit it to qualify as an "incentive stock option" under the requirements of Section 422 of the Internal Revenue Code. Any option designated as an incentive stock option:

                (i) shall have an Option Price of (A) not less than 100% of the Fair Market Value of the Stock on the Grant Date or (B) in the case of a 10% Owner, not less than 110% of the Fair Market Value of the Stock on the Grant Date;

                (ii) shall have a term of not more than 10 years (five years, in the case of a 10% Owner) from the Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

                (iii) shall not have an aggregate Fair Market Value (determined for each incentive stock option at its Grant Date) of Stock with respect to which incentive stock options are exercisable for the first time by such Grantee during any calendar year (under the Plan and any other employee stock option plan of the Grantee's employer or any parent or subsidiary thereof ("Other Plans")), determined in accordance with the provisions of Section 422 of the Internal Revenue Code, which exceeds $100,000 (the "$100,000 Limit");

                (iv)  shall,  if  the  aggregate  Fair  Market  Value  of  Stock
        (determined on the Grant Date) with respect to all incentive stock options previously granted under the Plan and any Other Plans ("Prior Grants") and any incentive stock options under such grant (the "Current Grant") which are exercisable for the first time during any calendar year would exceed the $100,000 Limit, be exercisable as follows:

                         (A) the portion of the Current  Grant  exercisable  for
                the first time by the Grantee during any calendar year which would be, when added to any portions of any Prior Grants exercisable for the first time by the Grantee during such calendar year with respect to stock which would have an aggregate Fair Market Value (determined as of the respective Grant Date for such options) in excess of the $100,000 Limit shall, notwithstanding the terms of the Current Grant, be exercisable for the first time by the Grantee in the first subsequent calendar year or years in which it could be exercisable for the first time by the Grantee when added to all Prior Grants without exceeding the $100,000 Limit; and

                         (B) if, viewed as of the date of the Current Grant, any
                portion of a Current Grant could not be exercised under the provisions of the immediately preceding sentence during any calendar year commencing with the calendar year in which it is first exercisable through and including the last calendar year in which it may by its terms be exercised, such portion of the Current Grant shall not be an incentive stock option, but shall be exercisable as a separate option at such date or dates as are provided in the Current Grant;

                (v) shall be granted within 10 years from the earlier of the date the Plan is adopted or the date the Plan is approved by the stockholders of the Company; and

                (vi) shall require the Grantee to notify the Committee of any disposition of any Stock issued pursuant to the exercise of the incentive stock option under the circumstances described in Section 421(b) of the Internal Revenue Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

Notwithstanding the foregoing and Article 4(c)(v), the Committee may take any action with respect to any option, including but not limited to an incentive stock option, without the consent of the Grantee, in order to prevent such option from being treated as an incentive stock option.

        Grant of Reload Options. The Committee may provide in an Award Agreement that a Grantee who exercises all or any portion of an option for shares of Stock which have a Fair Market Value equal to not less than 100% of the Option Price for such options ("Exercised Options") and who paid the Option Price with shares of Stock shall be granted, subject to Article 3, an additional option ("Reload Option") for a number of shares of stock equal to the sum ("Reload Number") of the number of shares of Stock tendered or withheld in payment of the Option Price for the Exercised Options plus, if so provided by the Committee, the number of shares of Stock, if any, retained by the Company in connection with the exercise of the Exercised Options to satisfy any federal, state or local tax withholding requirements.

        Reload Options shall be subject to the following terms and conditions:

                (i) the Grant Date for each Reload Option shall be the date of exercise of the Exercised Option to which it relates;

                (ii) subject to Article 6(d)(iii) below, the Reload Option may be exercised at any time during the unexpired term of the Exercised Option (subject to earlier termination thereof as provided in the Plan and in the applicable Award Agreement); and

                (iii) the terms of the Reload Option shall be the same as the terms of the Exercised Option to which it relates, except that (A) the Option Price shall be the Fair Market Value of the Stock on the Grant Date of the Reload Option and (B) no Reload Option may be exercised within one year from the Grant Date thereof.

        (e)     Grant of Shares of Restricted Stock.
                -----------------------------------

                (i) The Committee may, in its discretion, grant shares of restricted Stock to any employee eligible under Article 5 to receive Awards.

                (ii) Before the grant of any shares of restricted Stock, the Committee shall determine, in its discretion:

                         (A) whether the  certificates  for such shares shall be
                delivered to the Grantee or held (together with a stock power executed in blank by the Grantee) in escrow by the Secretary of the Company until such shares become nonforfeitable or are forfeited,

                         (B) the  per  share  purchase  price  of such  shares,
                which  may be zero  provided, however, that

                                  (1) the per share  purchase  price of all such
                         shares (other than treasury shares) shall not be less than the Minimum Consideration for each such share; and

                                  (2) if  such  shares  are to be  granted  to a
                         Section 16 Grantee, the per share purchase price of any such shares shall also be at least 50% of the Fair Market Value of the Stock on the Grant Date unless such shares are granted for no monetary consideration (in which case treasury shares are to be delivered) or with a purchase price per share equal to the Minimum Consideration for the Stock, and

                         (C)      the restrictions applicable to such grant;

                (iii) Payment of the purchase price (if greater than zero) for shares of restricted Stock shall be made in full by the Grantee before the delivery of such shares and, in any event, no later than 10 days after the Grant Date for such shares. Such payment may, at the election of the Grantee, be made in any one or any combination of the following:

                         (A)      cash,

                         (B) Stock  valued at its Fair Market  Value on the date
                of payment or, if the date of payment is not a business day, the next succeeding business day, or

                         (C) with  the  approval  of the  Committee,  shares  of
                restricted Stock, each valued at the Fair Market Value of a share of Stock on the date of payment or, if the date of payment is not a business day, the next succeeding business day provided, however, that, in the case of payment in Stock or restricted Stock,

                                  (1) the use of  Stock or  restricted  Stock in
                         payment of such purchase price by a Section 16 Grantee is subject to (i) the availability of an exemption of such use of stock from potential liability under
                         Section 16(b) of the 1934 Act, or (ii) the inapplicability of such Section;

                                  (2) in the  discretion of the Committee and to
                         the extent permitted by law, payment may also be made in accordance with Article 9; and

                                  (3) if the purchase price for restricted Stock
                         ("New Restricted Stock") is paid with shares of restricted Stock ("Old Restricted Stock"), the restrictions applicable to the New Restricted Stock shall be the same as if the Grantee had paid for the New Restricted Stock in cash unless, in the judgment of the Committee, the Old Restricted Stock was subject to a greater risk of forfeiture, in which case a number of shares of New Restricted Stock equal to the number of shares of Old Restricted Stock tendered in payment for New Restricted Stock may in the discretion of the

                         Committee be subject to the same restrictions as the Old Restricted Stock, determined immediately before such payment.

                (iv) The Committee may, but need not, provide that all or any portion of a Grantee's Award of restricted Stock shall be forfeited

                         (A)  except  as   otherwise   specified  in  the  Award
                Agreement, upon the Grantee's Termination of Employment within a specified time period after the Grant Date, or

                         (B) if the  Company  or the  Grantee  does not  achieve
                specified performance goals within a specified time period after the Grant Date and before the Grantee's Termination of Employment, or

                         (C) upon failure to satisfy such other  restrictions as
                the Committee may specify in the Award Agreement.

                (v)  If a share of restricted Stock is forfeited, then

                         (A) the  Grantee  shall be deemed to have  resold  such
                share of restricted Stock to the Company at the lesser of (1) the purchase price paid by the Grantee (such purchase price shall be deemed to be zero dollars ($0) if no purchase price was paid) or (2) the Fair Market Value of a share of Stock on the date of such forfeiture;

                         (B) the Company shall pay to the Grantee the amount
                determined under clause (A) of this sentence as soon as is administratively practical; and

                         (C) such share of  restricted  Stock  shall cease to be
                outstanding, and shall no longer confer on the Grantee thereof any rights as a stockholder of the Company, from and after the date of the Company's tender of the payment specified in clause
                (B) of this sentence, whether or not such tender is accepted by the Grantee.

                (vi) Any share of restricted Stock shall bear an appropriate legend specifying that such share is non-transferable and subject to the restrictions set forth in the Plan. If any shares of restricted Stock become nonforfeitable, the Company shall cause certificates for such shares to be issued or reissued without such legend and delivered to the Grantee or, at the request of the Grantee, shall cause such shares to be credited to a brokerage account specified by the Grantee.

        (f) Grant of Unrestricted Stock. The Committee may, in its discretion, grant shares of unrestricted Stock to any employee eligible under Article 5 to receive Awards.

       7. Limitations on Transferability. Except as otherwise provided in the terms of a specific grant, each Award (other than unrestricted Stock) granted hereunder shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee's lifetime, only by the Grantee. Each share of restricted Stock shall be non-transferable until such share becomes nonforfeitable. Notwithstanding the foregoing, the Committee shall have the authority, in its discretion, to grant (or to sanction by way of amendment of an existing grant) nonqualified stock options the vested portions of which may be transferred by the Grantee during his lifetime to any member of his immediate family or to a trust established for the exclusive benefit of himself or one or more members of his immediate family. A transfer of a stock option pursuant to this section 7 may only be effected by the Company at the written request of a Grantee and shall become effective only when recorded in the Company=s record of outstanding stock options. In the event a stock option is transferred as contemplated in this section 7 any Reload Options associated with such transferred stock option shall terminate, and such transferred stock option may not be subsequently transferred by the transferee except by will or the laws of descent and distribution. Otherwise, a transferred stock option shall continue to be governed by and subject to the terms and limitations of the Plan and the relevant grant, and the transferee shall be entitled to the same rights as the Grantee, as if no transfer had taken place. As used in this section 7, Aimmediate family@ shall mean, with respect to any person, his/her spouse, any child, stepchild or grandchild, and shall include relationships arising from legal adoption.

      8.     Exercise.
             --------

        (a) Exercise of Options. Subject to Articles 4(c)(vii), 14 and 17, and such terms and conditions as the Committee may impose, each option shall be exercisable in one or more installments commencing not earlier than the first anniversary of the Grant Date of such option. Options shall not be exercisable for twelve months following a hardship distribution that is subject to Treasury Regulation ' 1.401(k)-1(d)(2)(iv)(B)(4), except to the extent permitted thereunder. Options shall not be exercisable for less than 25 shares of Stock unless the exercise represents the entire remaining balance of a grant or grants. Each option shall be exercised by delivery to the Company of written notice of intent to purchase a specific number of shares of Stock or restricted Stock subject to the option. The Option Price of any shares of Stock or restricted Stock as to which an option shall be exercised shall be paid in full at the time of the exercise. Payment may, at the election of the Grantee, be made in any one or any combination of the following forms:

                (i)  check in such form as may be satisfactory to the Committee,

                (ii) Stock valued at its Fair Market Value on the date of exercise or, if the date of exercise is not a business day, the next succeeding business day,

                (iii) with the approval of the Committee, shares of restricted Stock, each valued at the Fair Market Value of a share of Stock on the date of exercise or, if the date of exercise is not a business day, the next succeeding business day,

                (iv) through simultaneous sale through a broker of shares of unrestricted Stock acquired on exercise, as permitted under Regulation T of the Federal Reserve Board, or

                 (v) by authorizing the Company in his or her written notice of exercise to withhold from issuance a number of shares of Stock issuable upon exercise of such option which, when multiplied by the Fair Market Value of Common Stock on the date of exercise (or, if the date of exercise is not a business day, the next succeeding business day), is equal to the aggregate Option Price payable with respect to the option so exercised.

        In the event a Grantee elects to pay the Option Price payable with respect to an option pursuant to clause (ii) above, (A) only a whole number of share(s) of Stock (and not fractional shares of Stock) may be tendered in payment, (B) such Grantee must present evidence acceptable to the Company that he or she has owned any such shares of Stock tendered in payment of the Option Price (and that such shares of Stock tendered have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise, and (C) Stock must be delivered to the Company. Delivery may, at the election of the Grantee, be made either by (I) delivery of the certificate(s) for all such shares of Stock tendered in payment of the Option Price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, or (II) direction to the Grantee=s broker to transfer, by book entry, such shares of Stock from a brokerage account of the Grantee to a brokerage account specified by the Company. When payment of the Option Price is made by tender of Stock, the difference, if any, between the aggregate Option Price payable with respect to the option being exercised and the Fair Market Value of the share(s) of Stock tendered in payment (plus any applicable taxes) shall be paid by check. No Grantee may tender shares of Stock having a Fair Market Value exceeding the aggregate Option Price payable with respect to the Option being exercised.

        In the event a Grantee elects to pay the Option Price payable with respect to an option pursuant to clause (v) above, (A) only a whole number of share(s) of Stock (and not fractional shares of Stock) may be withheld in payment and (B) such Grantee must present evidence acceptable to the Company that he or she has owned a number of shares of Stock at least equal to the number of shares of Stock to be withheld in payment of the Option Price (and that such owned shares of Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise. When payment of the Option Price is made by the withholding of shares of Stock, the difference, if any, between the aggregate Option Price payable with respect to the option being exercised and the Fair Market Value of the share(s) of Stock withheld in payment (plus any applicable taxes) shall be paid by check. No Grantee may authorize the withholding of shares of Stock having a Fair Market Value exceeding the aggregate Option Price payable with respect to the option being exercised. Any withheld shares of Stock shall no longer be issuable under such option.

        If restricted Stock ("Tendered Restricted Stock") is used to pay the Option Price for Stock, then a number of shares of Stock acquired on exercise of the option equal to the number of shares of Tendered Restricted Stock shall be subject to the same restrictions as the Tendered Restricted Stock, determined as of the date of exercise of the option. If the Option Price for restricted Stock is paid with Tendered Restricted Stock, and if the Committee determines that the restricted Stock acquired on exercise of the option is subject to restrictions ("Greater Restrictions") that cause it to have a greater risk of forfeiture than the Tendered Restricted Stock, then notwithstanding the preceding sentence, all the restricted Stock acquired on exercise of the option shall be subject to such Greater Restrictions.

        Shares of unrestricted Stock acquired by a Grantee on exercise of an option shall be delivered to the Grantee or, at the request of the Grantee, shall be credited directly to a brokerage account specified by the Grantee.

     (b) Special Rules for Section 16 Grantees. Subject to Article 15, no option shall be exercisable by a Section 16 Grantee during the first six months after its Grant Date, if such exercise (or the sale of shares received upon exercise) would result in the loss of an exemption for a grant under Section 16(b) of the 1934 Act.

     (c) Permissible Shares Issued. No shares of Stock shall be issued hereunder upon option exercise except shares of Stock available under Article 3(a). EACH GRANTEE, BY ACCEPTANCE OF AN AWARD, WAIVES ALL RIGHTS TO SPECIFIC PERFORMANCE OR INJUNCTIVE OR OTHER EQUITABLE RELIEF AND ACKNOWLEDGES THAT HE HAS AN ADEQUATE REMEDY AT LAW IN THE FORM OF DAMAGES.

    9.  Loans and Guarantees.  The Committee may, in its discretion:
        --------------------

        (a) allow a Grantee to defer payment to the Company of all or any portion of (i) the Option Price of an option, (ii) the purchase price of a share of restricted Stock, or (iii) any taxes associated with a benefit hereunder which is not a cash benefit at the time such benefit is so taxable, or

        (b) cause the Company to guarantee a loan from a third party to the Grantee, in an amount equal to all or any portion of such Option Price, purchase price, or any related taxes.

Any such payment deferral or guarantee by the Company pursuant to this Article 9 shall be, on a secured or unsecured basis, for such periods, at such interest rates, and on such other terms and conditions as the Committee may determine. Notwithstanding the foregoing, a Grantee shall not be entitled to defer the payment of such Option Price, purchase price, or any related taxes unless the Grantee (i) enters into a binding obligation to pay the deferred amount and (ii) except with respect to treasury shares, pays upon exercise of an option or grant of shares of restricted Stock, as the case may be, an amount equal to or greater than the aggregate Minimum Consideration therefor. If the Committee has permitted a payment deferral or caused the Company to guarantee a loan pursuant to this Article 9, then the Committee may, in its discretion, require the immediate payment of such deferred amount or the immediate release of such guarantee upon the Grantee's Termination of Employment or if the Grantee sells or otherwise transfers the Grantee's shares of Stock purchased pursuant to such deferral or guarantee.

   10. Notification under Section 83(b). The Committee may, on the Grant Date or any later date, prohibit a Grantee from making the election described below. If the Committee has not prohibited such Grantee from making such election, and the Grantee shall, in connection with the exercise of any option, or the grant of any share of restricted Stock, make the election permitted under Section 83(b) of the Internal Revenue Code (i.e., an election to include in such Grantee's gross income in the year of transfer the amounts specified in Section 83(b) of the Internal Revenue Code), such Grantee shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Section 83(b) of the Internal Revenue Code.

   11.  Mandatory Withholding Taxes.
        ---------------------------

        (a) Whenever under the Plan, cash or shares of Stock are to be delivered upon exercise or payment of an Award or upon a share of restricted Stock becoming nonforfeitable, or any other event with respect to rights and benefits hereunder, the Company shall be entitled to require as a condition of delivery
(i) that the Grantee remit an amount sufficient to satisfy all federal, state, and local withholding tax requirements related thereto, (ii) the withholding of such sums from compensation otherwise due to the Grantee or from any shares of Stock due to the Grantee under the Plan or (iii) any combination of the foregoing.

        (b) If any disqualifying disposition described in Article 6(c)(vi) is made with respect to shares of Stock acquired under an incentive stock option granted pursuant to the Plan or any election described in Article 10 is made, then the person making such disqualifying disposition or election shall remit to the Company an amount sufficient to satisfy all federal, state, and local withholding taxes thereby incurred; provided that, in lieu of or in addition to the foregoing, the Company shall have the right to withhold such sums from compensation otherwise due to the Grantee or from any shares of Stock due to the Grantee under the Plan.

   12.  Elective Share Withholding.
        --------------------------

        (a) Subject to the prior approval of the Committee and to Article 12(b), a Grantee may elect the withholding ("Share Withholding") by the Company of a portion of the shares of Stock otherwise deliverable to such Grantee upon the exercise or payment of an Award or upon a share of restricted Stock's becoming nonforfeitable (each a "Taxable Event") having a Fair Market Value equal to

                (i) the minimum amount necessary to satisfy required federal, state, or local withholding tax liability attributable to the Taxable Event; or

                (ii) with the Committee's prior approval, a greater amount, not to exceed the estimated total amount of such Grantee's tax liability with respect to the Taxable Event.

        (b) Each Share Withholding election by a Grantee shall be subject to the following restrictions:

                (i) any Grantee's election shall be subject to the Committee's right to revoke its approval of Share Withholding by such Grantee at any time before the Grantee's election if the Committee has reserved the right to do so at the time of its approval;

                (ii) if the Grantee is a Section 16 Grantee, such Grantee's election shall be subject to the disapproval of the Committee at any time, whether or not the Committee has reserved the right to do so; and

                (iii) the Grantee's election must be made before the date (the "Tax Date") on which the amount of tax to be withheld is determined.

   13.  Termination of Employment.
        -------------------------

        Restricted Stock. Except as otherwise provided by the Committee on or after the Grant Date, a Grantee's shares of restricted Stock that are forfeitable shall be forfeited upon the Grantee's Termination of Employment.

        Other Awards. If a Grantee has a Termination of Employment, then, unless otherwise provided in the Grant Agreement, any unexercised option to the extent exercisable on the date of the Grantee's Termination of Employment may be exercised by the Grantee, in whole or in part, at any time within three months following such Termination of Employment, except that

                         (i) if the Grantee's Termination of Employment is on account of Disability, then any unexercised option to the extent exercisable at the date of such Termination of Employment, may be exercised, in whole or in part, by the Grantee at any time within two years after the date of such Termination of Employment; and

                         (ii) if the Grantee's Termination of Employment is on account of Retirement, then any unexercised option to the extent exercisable at the date of such Termination of Employment, may be exercised, in whole or in part, by the Grantee at any time within five years after the date of such Termination of Employment; and

                         (iii) if the Grantee's Termination of Employment is caused by the death of the Grantee or if the Grantee's death occurs during the period following Termination of

     Employment during which the option would be exercisable under the preceding clause of Article 13(b) or under Article 13(b)(i) or (ii), then any unexercised option to the extent exercisable on the date of the Grantee's death, may be exercised, in whole or in part, at any time within two years after the Grantee's death by the Grantee's personal representative or by the person to whom the option is transferred by will or the applicable laws of descent and distribution.

     (c) Maximum Extension. Notwithstanding the foregoing, no Award shall be exercisable beyond the maximum term permitted under the original Award Agreement unless the Committee explicitly extends such original term, in which case such term shall not be extended beyond the maximum term permitted by the Plan.

     14. Equity Incentive Plans of Foreign Subsidiaries. The Committee may authorize any foreign Subsidiary to adopt a plan for granting Awards ("Foreign Equity Incentive Plan"). All awards granted under such Foreign Equity Incentive Plans shall be treated as grants under the Plan. Such Foreign Equity Incentive Plans shall have such terms and provisions as the Committee permits not inconsistent with the provisions of the Plan and which may be more restrictive than those contained in the Plan. Awards granted under such Foreign Equity Incentive Plans shall be governed by the terms of the Plan except to the extent that the provisions of the Foreign Equity Incentive Plans are more restrictive than the terms of the Plan, in which case such terms of the Foreign Equity Incentive Plans shall control.

     15. Substituted Awards. The Committee may grant substitute awards for any cancelled Award granted under this Plan or any plan of any entity acquired by the Company or any of its Subsidiaries in accordance with this Article 15. If the Committee cancels any Award (granted under this Plan, or any plan of any entity acquired by the Company or any of its Subsidiaries), and a new Award is substituted therefor, then the Committee may, in its discretion, determine the terms and conditions of such new Award, and may provide that the Grant Date of the cancelled Award shall be the date used to determine the earliest date or dates for exercising the new substituted Award under Article 8 hereof so that the Grantee may exercise the substituted Award at the same time as if the Grantee had held the substituted Award since the Grant Date of the cancelled Award.

     16.  Securities Law Matters.
          ----------------------
     (a) If the Committee deems necessary to comply with the Securities Act of 1933, the Committee may require a written investment intent representation by the Grantee and may require that a restrictive legend be affixed to certificates for shares of Stock.

     (b) If based upon the opinion of counsel for the Company, the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award could violate any applicable provision of (i) federal or state securities law or regulations or (ii) the listing requirements of any national securities exchange on which are listed any of the

Company's equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery, as the case may be, but the Company shall use its best efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

     17. No Funding Required. Benefits payable under the Plan to any person shall be paid directly by the Company. The Company shall not be required to fund, or otherwise segregate assets to be used for payment of, benefits under the Plan.

     18. No Employment Rights. Neither the establishment of the Plan, nor the granting of any Award shall be construed to (a) give any Grantee the right to remain employed by the Company or any of its Subsidiaries or to any benefits not specifically provided by the Plan or (b) in any manner modify the right of the Company or any of its Subsidiaries to modify, amend, or terminate any of its employee benefit plans.

     19. Rights as a Stockholder. A Grantee shall not, by reason of any Award (other than restricted Stock) have any right as a stockholder of the Company with respect to the shares of Stock which may be deliverable upon exercise or payment of such Award until such shares have been delivered to him. Shares of restricted Stock held by a Grantee or held in escrow by the Secretary of the Company shall confer on the Grantee all rights of a stockholder of the Company, except as otherwise provided in the Plan or the Award Agreement. The Committee, in its discretion, at the time of grant of restricted Stock, may permit or require the payment of cash dividends thereon to be deferred and, if the Committee so determines, reinvested in additional restricted Stock to the extent shares are available under Article 3, or otherwise reinvested in Stock. Stock dividends, deferred cash dividends and dividends in the form of property other than cash, issued with respect to restricted Stock shall, unless otherwise provided in the Award Agreement, be treated as additional shares of restricted Stock that are subject to the same restrictions and other terms as apply to the shares with respect to which such dividends are issued. The Committee may, in its discretion, provide for crediting and payment of interest on deferred cash dividends.

     20. Nature of Payments. Any and all grants, payments of cash, or deliveries of shares of Stock hereunder shall constitute special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for the purposes of determining any pension, retirement, death or other benefits under (a) any pension, retirement, profit-sharing, bonus, life insurance or other employee benefit plan of the Company or any of its Subsidiaries or (b) any agreement between the Company or any Subsidiary, on the one hand, and the Grantee, on the other hand, except as such plan or agreement shall otherwise expressly provide.

     21. Non-Uniform Determinations. Neither the Committee's nor the Board's determinations under the Plan need be uniform and may be made by the Committee or the Board selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, to enter into non-uniform and selective Award Agreements as to (a) the identity of the Grantees, (b) the terms and provisions of Awards, and (c) the treatment, under Article 13, of Terminations of Employment.

     22. Adjustments. The Committee may make such provision with respect to Awards, including without limitation, equitable adjustment of

     (a) the aggregate numbers of shares of Stock available under Articles 3(a) and 3(b),

     (b) the number of shares of Stock or shares of restricted Stock covered by an Award, and

     (c)  the Option Price, or

the  termination  or  continuation  of  an  Award  as  it  may  determine  to be appropriate and equitable to reflect a stock dividend, stock split, reverse stock split, share combination, recapitalization, merger, consolidation, acquisition of property or shares, separation, spin-off, reorganization, stock rights offering, liquidation, or similar event, of or by the Company.

     23. Amendment of the Plan. The Board may from time to time in its discretion amend or modify the Plan without the approval of the stockholders of the Company, except as such stockholder approval may be required (a) to permit transactions in Stock pursuant to the Plan to be exempt from potential liability under Section 16(b) of the 1934 Act, (b) to permit the Company to deduct, in computing its income tax liability pursuant to the provisions of the Internal Revenue Code, compensation resulting from Awards, (c) to retain incentive stock option treatment under Section 422 of the Internal Revenue Code, or (d) under the listing requirements of any securities exchange on which are listed any of the Company's equity securities.

     24. Termination of the Plan. The Plan shall terminate on the tenth (10th) anniversary of the Effective Date or at such earlier time as the Board may determine. Any termination, whether in whole or in part, shall not affect (a) any Award then outstanding under the Plan, or (b) the Company's ability to make adjustments to or cancel or continue Awards in accordance with Article 22.

     25. No Illegal Transactions. The Plan and all Awards granted pursuant to it are subject to all laws and regulations of any governmental authority which may be applicable thereto; and notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise Awards or receive the benefits thereof and the Company shall not be obligated to deliver any Stock or pay any benefits to a Grantee if such exercise, delivery, receipt or payment of benefits would constitute a violation by the Grantee or the Company of any provision of any such law or regulation.

     26. Controlling Law. The law of the State of Delaware except its law with respect to choice of law, shall be controlling in all matters relating to or arising out of the Plan or any Award.

     27. Severability. If all or any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of the Plan not declared to be unlawful or invalid. Any Article or part of an Article so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Article or part of an Article to the fullest extent possible while remaining lawful and valid.

                                                                  EXHIBIT 4(d)












                            THE ALLSTATE CORPORATION
                        EMPLOYEES REPLACEMENT STOCK PLAN



                   As Amended and Restated on August 14, 1997

                                TABLE OF CONTENTS
                                -----------------

                                                                          Page
                                                                          ----

1.       Purpose..........................................................  1

2.       Definitions......................................................  1

3.       Scope of the Plan................................................  5
         (a)      Number of Shares Available Under Plan...................  5
         (b)      Expired or Terminated Awards not Available............... 5
         (c)      Treasury Stock..........................................  6

4.       Administration...................................................  6
         (a)      Committee Administration................................  6
         (b)      Board Reservation and Delegation........................  6
         (c)      Committee Authority.....................................  6
         (d)      Committee Determinations Final..........................  7

5.       Eligibility......................................................  7

6.       Awards...........................................................  7
         (a)      In General..............................................  7
         (b)      Options and Reload Options..............................  7
         (c)      Stock Appreciation Rights...............................  9
         (d)      Restricted Stock........................................ 10

7.       Limitations on Transferability................................... 11

8.       Exercise......................................................... 12
         (a)      Exercise of Replacement Options......................... 12
         (b)      Exercise of Replacement Stock Appreciation Rights....... 12
         (c)      Special Rules for Section 16 Grantees................... 12

9.       Notification under Section 83(b)................................. 12

10.      Withholding Taxes................................................ 13
         (a)      Mandatory Withholding................................... 13
         (b)      Elective Share Withholding.............................. 13

11.      Termination of Employment........................................ 14
         (a)      Restricted Stock........................................ 14
         (b)      Other Awards............................................ 14

12.      Securities Law Matters........................................... 14

13.      No Funding Required.............................................. 15

14.      No Employment Rights............................................. 15

15.      Rights as a Stockholder.......................................... 15

16.      Nature of Payments............................................... 15

17.      Non-Uniform Determinations....................................... 16

18.      Adjustments...................................................... 16

19.      Amendment of the Plan............................................ 16

20.      Termination of the Plan.......................................... 16

21.      No Illegal Transactions.......................................... 16

22.      Controlling Law.................................................. 17

23.      Severability..................................................... 17

     The Plan. The Allstate Corporation ("Company") Employees Replacement Stock Plan (as set forth herein and from time to time amended, the "Plan"), was adopted by the Company's Board of Directors on January 16, 1995 and was approved by the Company's stockholders on May 23, 1995. The Plan was amended and restated by the Board on November 12, 1996 and on August 14, 1997.

     1. Purpose. The purpose of the Plan is to provide continuation of benefits and opportunities provided to former participants in any of the Sears Plans, which benefits and opportunities were lost, terminated, forfeited, cancelled (with or without consent of the grantee) or reduced as a result of the Distribution, by providing for the grant of substitute Awards hereunder.

     2. Definitions
        -----------
     As used in the Plan, terms defined parenthetically immediately after their use shall have the respective meanings provided by such definitions and the terms set forth below shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         (a) "Allstate Group Grantee" means any individual who is employed on the Distribution Date or who, immediately prior to his most recent Termination of Employment prior to the Distribution Date, was employed by The Allstate Corporation or any Allstate Affiliate, as defined in the Separation Agreement, except The PMI Group, Inc. ("PMI") or any of PMI's subsidiaries.

         (b) "Award" means an option, share of restricted Stock, or stock appreciation right granted under the Plan.

         (c) "Award Agreement" means the written agreement by which an Award is evidenced.

         (d)  "Board" means the Board of Directors of the Company.

         (e) "Change of Control" means any of the following occurring more than five business days after the Distribution:

                  (i) the acquisition by any person or group of beneficial ownership of any of the Stock or the Voting Power of the Company, which acquisition results in such person or group having beneficial ownership of 20% or more of either the then-outstanding Stock or Voting Power of the Company, except that (A) no such person or group shall be deemed to own beneficially (1) any securities acquired directly from the Company pursuant to a written agreement with the Company, (2) any securities held by the Company or a Subsidiary or any employee benefit plan (or any related trust) of the Company or a Subsidiary, or (3) any securities acquired directly from any Grantee, except securities acquired in transactions effected through the facilities of a registered national securities exchange or any automated quotation system of the National Association of

         Securities Dealers, Inc., and (B)
         no Change of Control shall be deemed to have occurred solely by reason of any such acquisition by a corporation with respect to which, after such acquisition, more than 60% of both the then-outstanding common shares of such corporation and the Voting Power of such corporation are then beneficially owned, directly or indirectly, by the persons who were the beneficial owners of the Stock and Voting Power of the Company immediately before such acquisition in substantially the same proportion as their ownership, immediately before such acquisition, of the then-outstanding Stock or the Voting Power of the Company, as the case may be;

                  (ii) individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided that any individual who becomes a director after the Effective Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 under the 1934
         Act); or

                  (iii) approval by the stockholders of the Company of (A) a merger, reorganization or consolidation with respect to which the individuals and entities who were the respective beneficial owners of the Stock and Voting Power of the Company immediately before such merger, reorganization or consolidation do not, after such merger, reorganization or consolidation, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding common shares and the Voting Power of the corporation resulting from such merger, reorganization or consolidation, (B) a liquidation or dissolution of the Company or (C) the sale or other disposition of all or substantially all of the assets of the Company; provided, however, that for the purposes of this clause (iii), the votes of all Section 16 Grantees shall be disregarded in determining whether stockholder approval has been obtained.

For purposes of this definition, "person" means such term as used in SEC Rule 13d-5(b) under the 1934 Act, "beneficial owner" means such term as defined in SEC Rule 13d-3 under the 1934 Act, and "group" means such term as defined in
Section 13(d) of the 1934 Act.

         Notwithstanding the foregoing, (a) a Change of Control shall be deemed not to have occurred with respect to any Section 16 Grantee if such Section 16 Grantee is, by agreement (written or otherwise), a participant on such Section 16 Grantee's own behalf in a transaction which causes the Change of Control to occur; and (b) the Distribution shall not be deemed to be a Change in Control.

         (f) "Change of Control Value" means the Fair Market Value of a share of Stock on the date of receipt of notice of exercise of a limited stock appreciation right issued to replace a limited stock appreciation right granted under a Sears Plan.

         (g)  "Committee" means the committee of the Board appointed pursuant to
 Article 4.

         (h)  "Company" means The Allstate Corporation, a Delaware corporation.

         (i) "Distribution" means the distribution by Sears to holders of Sears common shares of all of the shares of Stock owned by it.

         (j) "Distribution Date" means the date to be determined by the board of directors of Sears, as of which the Distribution shall be effected.

         (k) "Effective Date" means the date described in the first paragraph of the Plan.

         (l) "Fair Market Value" of any security of the Company or any other issuer (other than Fair Market Value of Stock as of the Distribution Date and Fair Market Value of a Sears common share as of the Distribution Date) means, as of any applicable date:

                  (i) if the security is listed for trading on the New York Stock Exchange, the mean between the high and low prices of the security as reported on the New York Stock Exchange Composite Tape, or if no such reported sale of the security shall have occurred on such date, on the next preceding date on which there was such a reported sale, or

                  (ii) if the security is not so listed, but is listed on another national securities exchange or authorized for quotation on the National Association of Securities Dealers Inc.'s NASDAQ National Market ("NASDAQ/NM"), the closing price, regular way, of the security on such exchange or NASDAQ/NM, as the case may be, or if no such reported sale of the security shall have occurred on such date, on the next preceding date on which there was such a reported sale, or

                  (iii) if the security is not listed for trading on a national securities exchange or authorized for quotation on NASDAQ/NM, the average of the closing bid and asked prices as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or, if no such prices shall have been so reported for such date, on the next preceding date for which such prices were so reported, or

                  (iv) if the security is not listed for trading on a national securities exchange or authorized for quotation on NASDAQ/NM or NASDAQ, the fair market value of the security as determined in good faith by the Committee.

Notwithstanding paragraphs (i) through (iv) above, "Fair Market Value" of a Sears common share as of the Distribution Date shall be the sum of the average of the high and low per share prices, regular way, of such share as reported on the New York Stock Exchange Composite Tape on each of the five business days beginning on and including the tenth business day preceding the record date associated with the Distribution ("Record Date"), on which there was a reported sale of such stock, divided by five (or, if less, the number of such days on which there was such a reported sale); and "Fair Market Value" of Stock as of the Distribution Date shall be the sum of the average of the high and low per share prices, regular way, of the Stock as reported on the New York Stock Exchange Composite Tape on each of the five business days beginning on and including the tenth business day preceding the Record Date, on which there was a reported sale of such stock divided by five (or, if less, the number of such days on which there was such a reported sale).

         (m) "Grant Date" means, except as provided in Article 6, the date on which the Committee grants the Award or such later date as specified in advance by the Committee.

         (n)  "Grantee" means an individual who has been granted an Award.

         (o) "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, and regulations and rulings thereunder. References to a particular section of the Internal Revenue Code shall include references to successor provisions.

         (p) "Minimum Consideration" means the $.01 par value per share of the Stock or such larger amount determined pursuant to resolution of the Board to be capital within the meaning of Section 154 of the Delaware General Corporation Law.

         (q)  "1934 Act" means the Securities Exchange Act of 1934, as amended.

         (r) "Option Price" means the per share purchase price of Stock subject to an option.

         (s)  "Plan" has the meaning set forth in the introductory paragraph.

         (t)  "Reload Option" has the meaning set forth in Article 6(b)(ii).

         (u) "Retirement" means a Termination of Employment occurring on or after an individual attains age 65, or a Termination of Employment after an individual attains age 55 approved by Allstate Insurance Company as an early retirement, provided that in the case of a Section 16 Grantee, such early retirement must be approved by the Committee.

         (v)  "Sears" means Sears, Roebuck and Co., a New York corporation.

         (w)  "Sears Option" means an option granted under a Sears Plan.

         (x) "Sears Plans" means the following plans of Sears: the 1994 Employees Stock Plan, the 1990 Employees Stock Plan, the 1986 Employees Stock Plan, the 1982 Employees Stock Plan, the 1978 Employees Stock Plan and the 1979 Incentive Compensation Plan.

         (y) "Sears Restricted Stock" means restricted shares granted under a Sears Plan.

         (z) "Sears SAR" means a stock appreciation right, limited stock appreciation right or tax benefit right granted under a Sears Plan.

         (aa)  "SEC" means the Securities and Exchange Commission.

         (bb) "Section 16 Grantee" means a person subject to potential liability with respect to equity securities of the Company under Section 16(b) of the 1934 Act.

         (cc) "Separation Agreement" means the separation agreement between Sears and the Company dated as of January ___, 1995.

         (dd) "Stock" means common stock of the Company, par value $.01 per share.

         (ee) "Subsidiary" means a corporation as defined in Section 424(f) of the Internal Revenue Code, with the Company being treated as the employer corporation for purposes of this definition.

         (ff) "10% Owner" means a person who owns stock (including stock treated as owned under Section 424(d) of the Internal Revenue Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company.

         (gg) "Termination of Employment" occurs as of the first day on which an individual is for any reason no longer employed by the Company or any of its Subsidiaries, or with respect to an individual who is an employee of a Subsidiary, the first day on which the Company no longer, directly or indirectly, owns voting securities possessing at least 50% of the aggregate Voting Power of such Subsidiary.

         (hh) "Voting Power" of a corporation or other entity means the combined voting power of the then-outstanding voting securities of such corporation or other entity entitled to vote generally in the election of directors.

3.       Scope of the Plan.
         -----------------

         (a) Number of Shares Available Under Plan. An aggregate number of shares of Stock is hereby made available and is reserved for delivery on account of the exercise of Awards and payment of benefits in connection with Awards equal to the number of shares of Stock determined pursuant to the formulas set forth in Article 6 to be required to replace awards under the Sears Plans; provided that in no event shall the aggregate number of such shares of Stock exceed 4,500,000 shares of Stock. Subject to the foregoing limits, shares of authorized but unissued Stock or shares of Stock held as treasury shares by the Company may be used for or in connection with Awards.

         (b) Expired or Terminated Awards not Available. If and to the extent an Award shall expire or terminate for any reason without having been exercised in full, or shall be forfeited, regardless of whether, in either case, the Grantee enjoyed any of the benefits of stock ownership, the shares of Stock (including restricted Stock) and stock appreciation rights associated with such Award shall not become available for other Awards.

         (c) Treasury Stock. The Committee shall have the authority to cause the Company to purchase from time to time shares of Stock to be held as treasury shares and used for or in connection with Awards.

4.       Administration.
         --------------

         (a) Committee Administration. Subject to Article 4(b), the Plan shall be administered by the Committee, which shall consist of not less than three persons who are appointed by the Board, who are directors of the Company and not employees of the Company or any of its affiliates. Membership on the Committee shall be subject to such limitations (including, if appropriate, a change in the minimum number of members of the Committee) as the Board deems appropriate to permit transactions pursuant to the Plan to be (1) exempt from potential liability under Section 16(b) of the 1934 Act, and Rule 16b-3 pursuant thereto, as in effect both before and after September 1, 1995, or such other date as the SEC shall determine, and (2) exempt from limitations on deductibility under
Section 162(m) of the Internal Revenue Code.

         (b) Board Reservation and Delegation. The Board may, in its discretion, reserve to itself or delegate to another committee of the Board any or all of the authority and responsibility of the Committee with respect to Awards to Grantees who are not Section 16 Grantees at the time any such delegated authority or responsibility is exercised. Such other committee may consist of one or more directors who may, but need not, be officers or employees of the Company or of any of its Subsidiaries. To the extent that the Board has reserved to itself or delegated the authority and responsibility of the Committee to such other committee, all references to the Committee in the Plan shall be to the Board or such other committee, as the case may be.

         (c) Committee Authority. The Committee shall have full and final authority, in its discretion, but subject to the express provisions of the Plan, as follows:

               (i) to grant Awards on or after the Distribution Date as described in Article 6,

               (ii) to determine (A) when Awards may be granted, and (B) whether or not specific Awards shall be identified with other specific Awards, and if so, whether they shall be exercisable cumulatively with, or alternatively to, such other specific Awards,

               (iii) to interpret the Plan and to make all determinations necessary or advisable for the administration of the Plan,

               (iv) to prescribe, amend, and rescind rules and regulations relating to the Plan, including, without limitation, rules with respect to the exercisability and nonforfeitability of Awards upon the Termination of Employment of a Grantee,

               (v) to determine the terms and provisions of the Award Agreements, which need not be identical and, with the consent (to the extent required by the Plan) of the Grantee, to modify any such Award Agreement at any time,

               (vi) to accelerate the exercisability of, and to accelerate or waive any or all of the restrictions and conditions applicable to, any Award,

               (vii) to make such adjustments or modifications to Awards to Grantees working outside the United States as are necessary and advisable to fulfill the purposes of the Plan, and

               (viii) to impose such additional conditions, restrictions, and limitations upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including, without limitation, requiring simultaneous exercise of related identified Awards, and limiting the percentage of Awards which may from time to time be exercised by a Grantee.

         The Committee shall have full and final authority to authorize any action or make any determination as the Committee shall deem necessary or advisable for carrying out the purposes of the Plan, including to correct any defect, supply any omission and reconcile any inconsistency between the Plan and the awards under the Sears Plans the Plan is intended to replace.

         (d) Committee Determinations Final. The determination of the Committee on all matters relating to the Plan or any Award Agreement shall be conclusive
and final.   No  member of the  Committee shall be  liable  for  any  action  or determination made in good faith with respect to the Plan or any Award.

     5. Eligibility. Awards may be granted to any employee or former employee (or to the estate of a deceased employee) of the Company or any of its Subsidiaries to replace any awards granted to such employee, former employee or deceased employee under a Sears Plan which were terminated, forfeited, cancelled or reduced (with or without the consent of the Grantee) in connection with the Distribution.

     6.  Awards
         ------

     (a) In General. In accordance with its powers under the Plan, the Committee may grant replacement Awards, including options (including Reload Options), replacement stock appreciation rights (including replacement stock appreciation rights replacing limited stock appreciation rights and tax benefit rights) and replacement restricted stock in accordance with Article 6 to preserve those opportunities and benefits of Allstate Group Grantees which were terminated, forfeited, cancelled, or reduced in connection with the Distribution, provided that no Grantee shall be granted Awards under the Plan with respect to more than 675,000 shares of Stock.

     (b) Options and Reload Options.
         --------------------------

                  (i) Grant of Replacement Options. Subject to Article 3(a), the Committee may grant options ("Replacement Options") under the Plan to each Allstate Group Grantee who holds unexercised Sears Options (whether or not nonforfeitable) at the Distribution

Date; provided that such Allstate Group Grantee's right to exercise any Sears Options has been forfeited or cancelled in connection with the Distribution. The Award Agreement with respect to such Replacement Options shall provide that the Grantee may exercise a Replacement Option at the same time as he would have been able to exercise the Sears Option it replaces, subject to Article 8(c), if applicable.

                           (A) The Option Price for a  Replacement  Option shall
               be determined by the following formula; provided that in no event shall the Option Price be less than the Minimum Consideration:

                           Option Price = A x B
                                          -----
                                            C

         Any fraction of a cent shall be rounded down to the next full cent.

                           (B) The  number  of  shares  of Stock  for  which the
               Replacement   Option  is  exercisable  shall  be  determined  in
               accordance with the following formula:

                           Number of shares = C x D
                                              -----
                                                B

         Any fractional share shall be rounded up to the next full share.

                           (C)  In the foregoing formulas,
               "A" is the option exercise price for a Sears Option being replaced,

               "B" is the Fair Market Value of a share of Stock as of the Distribution Date,

               "C" is the Fair Market Value of a Sears common share as of the Distribution Date, and

               "D" is the number of Sears common shares for which the Sears Option being replaced is exercisable.

                           (D) Each Replacement Option shall have the same terms
               and conditions (other than the Option Price and the number of shares of Stock, but including any provision for Reload Options) as, and not give the Grantee any benefits he did not have, under the corresponding Sears Option.

                  (ii) Grant of Reload  Options.  The Committee may,  subject to
         Article 3, grant a Reload Option to any Grantee of a Replacement Option whose Replaced Sears Option included a reload option for Sears shares. For purposes of the Plan, a "Reload Option" shall mean an option to purchase a number of shares of Stock granted in connection with the exercise of the Grantee's Replacement Option (the "Exercised Options") upon the payment of the Option Price for such Exercised Options with shares of Stock which have a Fair Market Value equal to not less than 100% of the Option Price for such Exercised Options. The Reload Option with respect to an Exercised Option shall be for a number of shares of Stock equal to the number of shares of Stock tendered to exercise the Exercised Options plus, if so provided by the Committee, the number of shares of Stock, if any, retained by the Company in connection with the exercise of the Exercised Options to satisfy any federal, state, or local tax withholding requirements. Reload Options shall be subject to the following terms and conditions:

                           (A) the Grant Date for each  Reload  Option  shall be
               the date of exercise of the Exercised Option to which it relates;

                           (B) the Reload  Option may be  exercised  at any time
               during the unexpired term of the Replacement Option to which it relates (subject to earlier termination thereof as provided in the Plan and in the applicable Award Agreement); and

                           (C) the terms of the Reload  Option shall be the same
               as the terms of the Exercised Option to which it relates, except that (1) the Option Price shall be the Fair Market Value of the Stock on the Grant Date of the Reload Option and (2) no Reload Option may be exercised within one year from the Grant Date thereof.

         (c)   Stock Appreciation Rights.

                  (i) Grant of Replacement SARs. The Committee may grant stock appreciation rights ("Replacement SARs") under the Plan to each Allstate Group Grantee who holds unexercised limited stock appreciation rights, and tax benefit rights (whether or not nonforfeitable) under the Sears Plans; provided that such Allstate Group Grantee's right to exercise any Sears SARs has been forfeited or cancelled in connection with the Distribution. Replacement SARs granted in replacement of Sears SARs identified with Sears Options shall be equal in number to, and shall be identified with the Replacement Options granted in replacement of such Sears Options. The Award Agreement with respect to such Replacement SARs shall provide that the Grantee may exercise a Replacement SAR at the same time as if the Grantee had held the Replacement SAR since the grant date of the Sears SAR it replaces, subject to the limitations of Article 8(c), if applicable.

                  (ii) Benefit for Replacement Limited Stock Appreciation Rights. The benefit for each Replacement SAR granted in replacement of a limited stock appreciation right ("Replacement LSAR") identified with a Sears Option shall be equal to the difference between the Change of Control Value of a share of Stock on the date of exercise of such Replacement SAR and the Option Price of the related Replacement Option.

                  (iii) Benefit for Replacement Tax Benefit Rights. The benefit for each Replacement SAR granted in replacement of a tax benefit right ("Replacement Tax Benefit Right") identified with a Sears Option shall be equal to the then applicable maximum statutory federal income tax rate for corporations (subject to any limitations thereon contained in the tax benefit right being replaced), multiplied by the amount of compensation, if any, realized by the Grantee for federal income tax purposes upon exercise of the related Replacement Option.

                  (iv) Terms and Conditions of Replacement SARs. Each Replacement SAR shall have the same terms and conditions (except as provided above in this Article 6(c)) as, and not give the Grantee greater rights than, the corresponding Sears SAR.

         (d)   Restricted Stock.

                  (i) Replacement Restricted Stock. The Committee may grant shares of restricted Stock ("Replacement Restricted Stock") under the Plan to each Allstate Group Grantee whose Sears Restricted Stock is forfeited or cancelled in connection with the Distribution. The Award Agreement with respect to such Replacement Restricted Stock shall provide that such Replacement Restricted Stock shall become nonforfeitable at the same time that the Sears Restricted Stock it replaces would have become nonforfeitable, subject to the limitations of Article 8(c), if applicable.

                           (A) The Grantee's basis in the Replacement Restricted
               Stock (i.e. the amount of consideration, if any, that shall be deemed to have been paid by the Grantee for the Replacement Restricted Stock) shall be determined by the following formula:

                                            E x B
                                            -----
                                              C

                  The  Grantee   shall  not  be   required  to  pay   additional
               consideration for the grant of Replacement Restricted Stock, except that the Minimum Consideration shall be paid for any shares of restricted Stock that are not treasury shares.

                           (B) The  number of shares of  Replacement  Restricted
               Stock to be granted shall be determined by the following formula:

                            Number of shares = F x C
                                               -----
                                                 B

               Any fractional share shall be rounded up to the next full share.

                           (C)      In the foregoing formulas,

                                    "B"     is the Fair Market Value of a share
                                            of Stock as of the Distribution
                                            Date,

                                    "C"     is the Fair Market Value of a Sears
                                            common share as of the Distribution
                                            Date,

                                    "E"     is the Grantee's average per share
                                            basis, if any, in the Sears
                                            Restricted Stock being replaced, and

                                    "F"     is the number of shares of Sears
                                            Restricted Stock being replaced.

                           (D) Each share of Replacement  Restricted Stock shall
               be substantially the same terms and conditions (other than the number of shares and the amount of the Grantee's basis therein) as, and shall not give the Grantee any benefits which he did not have, under the corresponding Sears Restricted Stock, except as otherwise provided by the Committee.

                  (ii)  Additional Conditions for Restricted Stock.

                           (A) The  Committee  may  provide  that  any  share of
               restricted Stock shall be held (together with a stock power executed in blank by the Grantee) in escrow by the Secretary of the Company until such shares become nonforfeitable or are forfeited or may make such other arrangements for the holding of shares of restricted stock as it deems appropriate.

                           (B) If a share of restricted  Stock is forfeited such
               share of restricted Stock shall cease to be outstanding, and shall no longer confer on the Grantee thereof any rights as a stockholder of the Company.

                           (C) Any  share  of  restricted  Stock  shall  bear an
               appropriate legend specifying that such share is non-transferable and subject to the restrictions set forth in the Plan. If any shares of restricted Stock become nonforfeitable, the Company shall cause certificates for such shares to be issued or reissued without such legend and delivered to the Grantee or, at the request of the Grantee, shall cause such shares to be credited to a brokerage account specified by the Grantee.

         7. Limitations on Transferability. Awards are not transferable by a Grantee except by will or the laws of descent and distribution; provided, however, that the Committee shall have the authority, in its discretion, to grant (or to sanction by way of amendment of an existing grant) Replacement Options (other than Replacement Options which are Incentive Stock Options under
Section 422 of the Internal Revenue Code), the vested portions of which may be transferred by the Grantee during his lifetime to any member of his immediate family or to a trust established for the exclusive benefit of himself or one or more members of his immediate family. A transfer of an Award may only be effected by the Company at the written request of a Grantee and shall become effective only when recorded in the Company=s record of outstanding Awards. In the event an Award is transferred, any Reload Options associated with such transferred Award shall terminate, and such transferred Award may not be subsequently transferred by the transferee except by will or the laws of descent and distribution. Otherwise, a transferred Award shall continue to be governed by and subject to the terms and limitations of the Plan and the relevant grant, and the transferee shall be entitled to the same rights as the Grantee, as if no transfer had taken place. As used in this paragraph, "immediate family" shall mean, with respect to any person, his/her spouse, any child, stepchild or grandchild, and shall include relationships arising from legal adoption.


8.       Exercise.
         --------

     (a) Exercise of Replacement Options. Subject to Articles 4 and 6, (i) each Replacement Option shall be exercisable in one or more installments commencing not earlier than the first anniversary of the grant date of the Sears Option it replaces, (ii) options shall not be exercisable for twelve months following a hardship distribution that is subject to Treasury Regulation ' 1.401(k)-1(d)(2)(iv)(B)(4), (iii) each option shall be exercised by delivery to the Company of written notice of intent to purchase a specific number of shares of Stock subject to the option, (iv) the Option Price of any shares of Stock as to which an option shall be exercised shall be paid in full at the time of the exercise, and (v) payment may be made in either one or any combination of the following, as provided in the Award Agreement:

                    (I)  cash, or

                   (II) Stock that has been held for at least six months, valued at the Fair Market Value on the date of exercise.

         Shares of Stock acquired by a Grantee on exercise of an option shall be delivered to the Grantee or, at the request of the Grantee, shall be credited directly to a brokerage account specified by the Grantee.

     (b) Exercise of Replacement Stock Appreciation Rights. Subject to Articles 4(c)(vi) and 6, (i) each stock appreciation right shall be exercisable not earlier than the first anniversary of the grant date of the Sears stock appreciation right it replaces, to the extent the option with which it is identified, if any, may be exercised, (ii) replacement LSARs shall become fully exercisable upon the occurrence of a Change of Control and shall be exercisable for a period of sixty days thereafter, (iii) replacement SARs shall be exercised by delivery to the Company of written notice of intent to exercise a specific number of Replacement SARs, and (iv) unless otherwise provided in the applicable Award Agreement, the exercise of stock appreciation rights which are identified with shares subject to an option shall result in the cancellation or forfeiture of such option to the extent of such exercise.

      (c) Special Rules for Section 16 Grantees. Subject to Article 6, no stock appreciation right or option shall be exercisable by a Section 16 Grantee during the first six months after its Grant Date, except as exempted from Section 16(b) of the 1934 Act.

     9. Notification under Section 83(b). The Committee may, on the Grant Date or any later date, prohibit a Grantee from making the election described below. If the Committee has not prohibited such Grantee from making such election, and the Grantee, in connection with the exercise of any option, or the grant of any share of restricted Stock, makes the election permitted under Section 83(b) of the Internal Revenue Code to include in such Grantee's gross income in the year of transfer the amounts specified in
Section 83(b) of the Internal Revenue Code, such Grantee shall notify the Company of such election within 10 days of filing notice of such election.

         10.   Withholding Taxes.
               -----------------

         (a)   Mandatory Withholding.
               ---------------------

               (i) Whenever under the Plan, cash or shares of Stock are to be delivered upon exercise or payment of an Award or upon a share of restricted Stock becoming nonforfeitable, or any other event with respect to rights and benefits hereunder, the Company shall be entitled to require as a condition of delivery (A) that the Grantee remit an amount sufficient to satisfy all federal, state, and local withholding tax requirements related thereto, (B) the withholding of such sums from compensation otherwise due to the Grantee or from any shares of Stock due to the Grantee under the Plan or (C) any combination of the foregoing.

               (ii) If any election described in Article 9 is made, then the person making such election shall remit to the Company an amount sufficient to satisfy all federal, state, and local withholding taxes thereby incurred; provided that, in lieu of or in addition to the foregoing, the Company shall have the right to withhold such sums from compensation otherwise due to the Grantee or from any shares of Stock due to the Grantee under the Plan.

         (b)   Elective Share Withholding.
               --------------------------

               (i)To the extent provided under the terms of the Sears Option or Sears Restricted Stock Award which it replaces, and subject to the prior approval of the Committee and to Article 10(b)(ii) below, a Grantee may elect the withholding ("Share Withholding") by the Company of a portion of the shares of Stock otherwise deliverable to such Grantee upon the exercise or payment of an Award or upon a share of restricted Stock's becoming nonforfeitable (each a "Taxable Event") having a Fair Market Value equal to

                  (A) the minimum amount necessary to satisfy required federal, state, or local withholding tax liability attributable to the Taxable Event; or

                  (B) with the Committee's prior approval, a greater amount, not to exceed the estimated total amount of such Grantee's tax liability with respect to the Taxable Event.

               (ii) Each Share Withholding election by a Grantee shall be subject to the following restrictions:

                  (A) any Grantee's election shall be subject to the Committee's right to revoke its approval of Share Withholding by such Grantee at any time before the Grantee's election if the Committee has reserved the right to do so at the time of its approval;

                  (B) if the  Grantee is a Section 16  Grantee,  such  Grantee's election shall be subject to the disapproval of the Committee at any time, whether or not the Committee has reserved the right to do so; and

                  (C) the  Grantee's  election must be made before the date (the
               "Tax Date") on which the amount of tax to be withheld is determined.


     11.  Termination of Employment.
          -------------------------
     (a) Restricted Stock. Except as otherwise provided by the Committee on or after the Grant Date, a Grantee's shares of restricted Stock that are forfeitable shall be forfeited upon the Grantee's Termination of Employment.

     (b) Other Awards. Unless otherwise provided in the Award Agreement, any unexercised option or stock appreciation right, to the extent exercisable on the date of the Grantee's Termination of Employment, may be exercised, in whole or in part, at any time within three months after the Grantee's Termination of Employment, except that

                  (i) if the Grantee's Termination of Employment is caused by the death of the Grantee, or if the Grantee's death occurs during the period following Termination of Employment during which the option or stock appreciation right would be exercisable under the preceding
         clause  of  Article  11(b)  or  under  Article   11(b)(ii),   then  any
         unexercised option or stock appreciation rights, to the extent exercisable on the date of the Grantee's death, may be exercised, in whole or in part, at any time within two years after the Grantee's death by the Grantee's personal representative or by the person to whom the option or stock appreciation rights are transferred by will or the applicable laws of descent and distribution; and

                  (ii) if the Grantee's Termination of Employment is on account of Retirement, then any unexercised option or stock appreciation rights, to the extent exercisable on the date of such Termination of Employment, may be exercised, in whole or in part, at any time within two years after such Termination of Employment.

         (c) The foregoing provisions of this Article 11 shall not extend the unexpired term of any Award.

         12. Securities Law Matters.
             ----------------------

         (a) If the Committee deems necessary to comply with the Securities Act of 1933, the Committee may require a written investment intent representation by the Grantee and may require that a restrictive legend be affixed to certificates for shares of Stock.

     (b) If, based upon the opinion of counsel for the Company, the Committee determines that the exercise, nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of (i) federal or state securities law or regulations or (ii) the listing requirements of any national securities exchange on which are listed any of the Company's equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery, as the case may be, but the Company shall use its best efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

     13. No Funding Required. Benefits payable under the Plan to any person shall be paid directly by the Company. The Company shall not be required to fund or otherwise segregate assets to be used for payment of benefits under the Plan.

     14. No Employment Rights. Neither the establishment of the Plan nor the granting of any Award shall be construed to (a) give any Grantee the right to remain employed by the Company or any of its Subsidiaries or to any benefits not specifically provided by the Plan or (b) alter in any manner the right of the Company or any of its Subsidiaries to modify, amend, or terminate any of its employee benefit plans.

     15. Rights as a Stockholder. A Grantee shall not, by reason of any Award (other than restricted Stock) have any right as a stockholder of the Company with respect to the shares of Stock which may be deliverable upon exercise or payment of such Award until such Stock has been delivered to him. Shares of restricted Stock held by a Grantee or held in escrow by the Secretary of the Company shall confer on the Grantee all rights of a stockholder of the Company, except as otherwise provided in the Plan or Award Agreement. Subject to Article 6, the Committee may, in its discretion, at the time of grant of restricted Stock, permit or require the payment of cash dividends thereon to be reinvested in additional restricted Stock to the extent shares are available under Article 3, or otherwise reinvested in Stock. Stock dividends and deferred cash dividends with respect to restricted Stock shall be subject to the same restrictions and other terms as apply to the shares with respect to which such dividends are issued. Subject to Article 6, the Committee may, in its discretion, provide for crediting and payment of interest on deferred cash dividends.

     16. Nature of Payments. Any and all grants, payments of cash, or deliveries of shares of Stock hereunder shall constitute special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for the purposes of determining any pension, retirement, death or other benefits under (a) any pension, retirement, profit-sharing, bonus, life insurance or other employee benefit plan of the Company or any of its Subsidiaries or (b) any agreement between the Company or any Subsidiary, on the one hand, and the Grantee, on the other hand, except as such plan or agreement shall otherwise expressly provide.

     17. Non-Uniform Determinations. The Committee and the Board may make non-uniform determinations under the Plan and may make determinations selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, to enter into non-uniform and selective Award Agreements as to (a) the identity of the Grantees, (b) the terms and provisions of Awards, and (c) the treatment, under
Article 11, of Terminations of Employment.

     18. Adjustments. Subject to Article 6, the Committee shall make equitable adjustment of

               (a) the aggregate numbers of shares of Stock available under Articles 3(a) and 3(b),

               (b) the number of shares of Stock, shares of restricted Stock or stock appreciation rights covered by an Award,

               (c)  the Option Price,

               (d) the Fair Market Value of Stock to be used to determine the amount of the benefit payable upon exercise of stock appreciation rights, and

               (e)  all other appropriate matters,

to reflect any stock dividend, stock split, reverse stock split, share combination, recapitalization, merger, consolidation, acquisition of property or shares, separation, spin-off, reorganization, stock rights offering, liquidation or similar event of or by the Company.

     19. Amendment of the Plan. The Board may from time to time in its discretion amend or modify the Plan without the approval of the stockholders of the Company, except as such stockholder approval may be required (a) to permit transactions in Stock pursuant to the Plan to be exempt from potential liability under Section 16(b) of the 1934 Act, (b) to permit the Company to deduct, in computing its income tax liability pursuant to the provisions of the Internal Revenue Code, compensation resulting from Awards, or (c) under the listing requirements of any national securities exchange on which are listed any of the Company's equity securities.

     20. Termination of the Plan. The Plan shall terminate on the tenth (10th) anniversary of the Effective Date or at such earlier time as the Board may determine. Any termination, whether in whole or in part, shall not affect any Award then outstanding under the Plan.

     21. No Illegal Transactions. The Plan and all Awards granted pursuant to it are subject to all laws and regulations of any governmental authority which may be applicable thereto; and notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise Awards or receive the benefits thereof and the Company shall not be obligated to deliver any Stock or pay any benefits to a Grantee if such exercise, delivery, receipt or payment of benefits would constitute a violation by the Grantee or the Company of any provision of any such law or regulation.

     22. Controlling Law. The law of the State of Delaware, except its law with respect to choice of law, shall be controlling in all matters relating to the Plan.

     23. Severability. If all or any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of the Plan not declared to be unlawful or invalid. Any Article or part of an Article so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Article or part of an Article to the fullest extent possible while remaining lawful and valid.

                                                                  EXHIBIT 4(e)

                            THE ALLSTATE CORPORATION

                EQUITY INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS

                   As Amended and Restated on August 14, 1997

I.       PURPOSE.

         The purpose of The Allstate Corporation Equity Incentive Plan for Non-Employee Directors (the "Plan") is to promote the interests of The Allstate Corporation (the "Company") by providing an inducement to obtain and retain the services of qualified persons as members of the Company's Board of Directors (the "Board") and to align more closely the interests of such persons with the interests of the Company's stockholders by providing a significant portion of the compensation provided to such persons in the form of equity securities of the Company.

II.      ADMINISTRATION.

         The Plan shall be administered by the Committee. The Committee shall have full power to construe and interpret the Plan and Shares and Options granted hereunder, to establish and amend rules for its administration and to correct any defect or omission and to reconcile any inconsistency in the Plan or in any Share or Option granted hereunder to the extent the Committee deems desirable to carry the Plan or any Share or Option granted hereunder into effect. Any decisions of the Committee in the administration of the Plan shall be final and conclusive. The Committee may authorize any one or more of its members, the secretary of the Committee or any officer of the Company to execute and deliver documents on behalf of the Committee. Each member of the Committee, and, to the extent provided by the Committee, any other person to whom duties or powers shall be delegated in connection with the Plan, shall incur no liability with respect to any action taken or omitted to be take in connection with the Plan and shall be fully protected in relying in good faith upon the advice of counsel, to the fullest extent permitted under applicable law.

III.     ELIGIBILITY.

         Each Non-Employee Director shall be eligible to participate in the Plan.

IV.      LIMITATION ON AGGREGATE SHARES.

         A. Maximum Number of Shares. The aggregate maximum number of Shares that may be granted pursuant to the Plan or issued upon exercise of Options granted pursuant to the Plan shall be 300,000 shares. Such maximum number of Shares is subject to adjustment under the provisions of Section IV.B. The Shares to be granted or issued upon exercise of Options may be authorized but unissued Shares or Shares previously issued which have been reacquired by the

Company. In the event any Option or Reload Option shall, for any reason, terminate or expire or be surrendered without having been exercised in full, the Shares subject to such Option or Reload Option but not purchased thereunder shall be available for future Options or Reload Options to be granted under the Plan.

     B. Adjustment. The maximum number of Shares referred to in Section IV.A of the Plan, the number of Shares granted pursuant to Section VI of the Plan, the number of Options granted pursuant to Section VII of the Plan, and the option price and the number of Shares which may be purchased under any outstanding Option granted under Section VII of the Plan shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding Shares as the result of (i) the declaration and payment of a dividend payable in Common Stock, or the division of the Common Stock outstanding at the date hereof (or the date of the grant of any such outstanding Option, as applicable) into a greater number of Shares without the receipt of consideration therefor by the Company, or any other increase in the number of such Shares of the Company outstanding at the date hereof (or the date of the grant of any such outstanding Option, as applicable) which is effective without the receipt of consideration therefor by the Company (exclusive of any Shares granted by the Company to employees of the Company or any of its Subsidiaries without receipt of separate consideration by the Company), or (ii) the consolidation of the Shares outstanding at the date hereof (or the date of the grant of any such outstanding Option, as applicable) into a smaller number of Shares without the payment of consideration thereof by the Company, or any other decrease in the number of such Shares outstanding at the date hereof (or the date of the grant of any such outstanding Option, as applicable) effected without the payment of consideration by the Company; provided, however, that the total option price for all Shares which may be purchased upon the exercise of any Option granted pursuant to the Plan (computed by multiplying the number of Shares originally purchasable thereunder, reduced by the number of such Shares which have theretofore been purchased thereunder, by the original option price per share before any of the adjustments herein provided for) shall not be changed.

         In the event of a change in the Common Stock as presently constituted which is limited to a change of the Company's authorized shares with a par value into the same number of shares with a different par value or without par value, the shares resulting from any such change will be deemed to be the Common Stock within the meaning of this Plan and no adjustment will be required pursuant to this Section IV.B.

         The foregoing adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided in this Section IV.B, a Non-Employee Director shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

V.       DEFINITIONS.

         The following terms shall have the meanings set forth below when used herein:

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Committee" means the Compensation and Nominating Committee of the Board, any successor committee of the Board performing similar functions or, in the absence of such a committee, the Board.

         "Common Stock" means the Common Stock, par value $.01 per share, of the Company.

         "Disability" means a mental or physical condition which, in the opinion of the Committee, renders a Non-Employee Director unable or incompetent to carry out his or her duties as a member of the Board and which is expected to be permanent or for an indefinite duration.

         "Election Shares" means any Shares issued to a Non-Employee Director pursuant to the election of such person to receive such Shares in lieu of cash compensation made in accordance with Section VIII.B.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Fair Market Value" of any Share means, as of any applicable date, the mean between the high and low prices of the Shares as reported on the New York Stock Exchange-Composite Tape, or if no such reported sale of the Shares shall have occurred on such date, on the next succeeding date on which there was such a reported sale.

         "Initial Election Date" means, for each Non-Employee Director, the later to occur of (i) the date the Plan is approved and adopted by the Company's stockholders pursuant to Section XIII of the Plan, and (ii) the date of such member's initial election or appointment to the Board.

         "Non-Employee Director" means each member of the Board who is not an officer or employee of the Company or any of its Subsidiaries.

         "Option" means an option to purchase shares of Common Stock.

         "Shares" means shares of Common Stock.

         "Subsidiary" means any partnership, corporation, association, limited liability company, joint stock company, trust, joint venture, unincorporated organization or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof, or (ii) if a partnership, association, limited liability company, joint stock company, trust, joint venture, unincorporated organization or other business entity, a majority of the partnership or other similar equity ownership interest thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more Subsidiaries of the Company or a combination thereof. For purposes hereof, the Company or a Subsidiary shall be deemed to have a majority ownership interest in a partnership, association, limited liability company, joint stock company, trust, joint venture, unincorporated organization or other business entity if the Company or such Subsidiary shall be allocated a majority of partnership, association, limited liability company, joint stock company, trust, joint venture, unincorporated organization or other business entity gains or losses or shall be or control the managing director, the trustee, the manager or the general partner of such partnership, association, limited liability company, joint stock company, trust, joint venture, unincorporated organization or other business entity.

VI.      FORMULA RESTRICTED STOCK GRANTS FOR NON-EMPLOYEE DIRECTORS.

         A. Annual Grant of Shares. Beginning December 1, 1996, on December 1 of each year 500 Shares shall automatically be granted to each Non-Employee Director serving on the Board on such date who has served in such capacity since June 1 of such year. If any person serving as a Non-Employee Director on June 1 of any year ceases to serve as a director of the Company prior to December 1 of such year, such director shall be automatically granted on his or her last day of service a number of Shares equal to (i) 500 multiplied by (ii) a fraction, the numerator of which is the number of full calendar months such Non-Employee Director has served on the Board during the period beginning on such June 1 and ending on such director's last date of service and the denominator of which is 6.

         B. Grant for Newly Appointed Directors. If after June 1, 1996 a Non-Employee Director is initially elected or appointed to the Board effective on any date other than June 1, such Non-Employee Director shall automatically be granted, on the June 1 following the date he or she joins the Board (or such earlier date as he or she ceases to serve as a director), a number of Shares equal to (i) 500 multiplied by (ii) a fraction, the numerator of which is the number of full calendar months such Non-Employee Director has served on the Board during the period beginning on the date such director joined the Board and ending on the following May 31 (or such earlier date as he or she ceases to serve as a director) and the denominator of which is 6; provided that such fraction shall in no event be greater than one.

         C. Transition Grant for Existing Directors. Subject to stockholder approval and adoption pursuant to Section XIII of the Plan, on May 31, 1996, each Non-Employee Director who was serving on the Board on March 12, 1996 shall be automatically granted a number of Shares equal to (i) 200 multiplied by (ii) a fraction, the numerator of which is the number of full calendar months of service by such Non-Employee Director during the period beginning on the later of (a) such director's last anniversary date for service on the Board and (b) the date such director first attained the status of Non-Employee Director and ending on May 31, 1996 (or such earlier date as such director ceases to serve as a director) and the denominator of which is 12.

     D. Rounding of Share Amounts. To the extent that application of the foregoing formulas would result in fractional Shares being issuable, such Non-Employee Director shall be granted a number of Shares equal to the nearest whole number of Shares.

         E. Payment for Estimated Taxes. In addition, the Company shall pay to each Non-Employee Director, in cash, as soon as practicable after each issuance of Shares pursuant to this Section VI, an amount equal to the estimated increase in such Non-Employee Director's federal, state and local tax liabilities as a result of such grant of Shares, assuming the maximum statutory tax rates applicable to such Non-Employee Director.

         F. Restrictions. The Non-Employee Directors shall have no rights as a shareholder with respect to any Shares to be granted pursuant to this Section VI prior to the time such Shares are granted. Upon such grant, the Shares shall be represented by a stock certificate registered in the name of the holder. The Shares granted pursuant to this Section VI shall be fully vested, but shall be subject to certain restrictions during the six month period following the date of grant (the "Restriction Period"). The holder shall have the right to enjoy all shareholder rights during the Restriction Period (including the right to vote the Shares and the right to receive any cash or other dividends paid in respect thereof) with the exception that (i) the holder may not sell, transfer, pledge or assign the Shares during the Restriction Period, and (ii) the Company shall retain custody of the certificates representing the Shares during the Restriction Period.

         All restrictions shall lapse and the holder of the Shares shall be entitled to the delivery of a stock certificate or certificates representing the Shares (and to the removal of any restrictive legend set forth on such certificates) upon the earliest of (i) six months from the date of grant of such Shares, (ii) the date of the holder's death or Disability, and (iii) the date on which the holder is no longer serving as a director of the Company.

VII.     FORMULA STOCK OPTION GRANTS FOR NON-EMPLOYEE DIRECTORS.

         A. Annual Grant of Options. On June 1 of each year, beginning June 1, 1996, Options to purchase 1,500 Shares shall automatically be granted to each Non-Employee Director serving on the Board on such date. If any such Non-Employee Director will be required to retire (pursuant to the policies of the Board) during the 12 month period beginning on the date of any grant (or if any such Non-Employee Director has notified the Board that he or she intends to resign from the Board for any reason during the 12 month period beginning on the date of any grant), such director shall instead be granted on June 1 of the relevant year Options to purchase a number of Shares equal to (i) 1,500, multiplied by (ii) a fraction, the numerator of which is the number of full calendar months such Non-Employee Director will serve on the Board during the period beginning on such June 1 and ending on such director's last date of service and the denominator of which is 12.

         B. Grant for Newly Appointed Directors. If after June 1, 1996 a Non-Employee Director is initially elected or appointed to the Board effective on any date other than June 1, such Non-Employee Director shall automatically be granted, on the date he or she joins the Board, Options to purchase a number of Shares equal to (i) 1,500, multiplied by (ii) a fraction, the numerator of which is the number of full calendar months such Non-Employee Director will serve on the Board during the period beginning on the date such director joins the Board and ending on the following May 31 and the denominator of which is 12.

     C. Option Exercise Price. The exercise price per Share for each Option shall be 100% of the Fair Market Value of a Share on the date of grant, subject to Section IV.B.

     D. Term of Options. Each Option shall be exercisable for ten years after the date of grant, subject to Section VII.F.

         E.       Conditions and Limitations on Exercise.

                    (i) Vesting. Each Option shall vest in three equal installments on the first, second and third anniversaries of the date of grant. Upon a Non-Employee Director's mandatory retirement pursuant to the policies of the Board, the unvested portions of any outstanding Options held by such Non-Employee Director shall fully vest. Upon the termination of a Non-Employee Director's tenure for any other reason, the unvested portions of any outstanding Options shall expire and no Options granted to such Non-Employee Director shall vest after the termination of such director's tenure on the Board.

                   (ii) Exercise. Each Option shall be exercisable in one or more installments and shall not be exercisable for less than 100 Shares, unless the exercise represents the entire remaining exercisable balance of a grant or grants. Each Option shall be exercised by delivery to the Company of written notice of intent to purchase a specific number of Shares subject to the Option. The option price of any Shares as to which an Option shall be exercised shall be paid in full at the time of the exercise. Payment may, at the election of the Non-Employee Director, be made in any one or any combination of the following forms:

                           (a) check or wire transfer of funds in such form as may be satisfactory to the Committee;

                           (b) delivery of Shares valued at their Fair Market Value on the date of exercise or, if the date of exercise is not a business day, the next succeeding business day;

                           (c) through simultaneous sale through a broker of unrestricted Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board; or

                           (d) by authorizing  the Company in his or her written
                  notice of exercise to withhold from issuance a number of Shares issuable upon exercise of such Option which, when multiplied by the Fair Market Value of Common Stock on the date of exercise (or, if the date of exercise is not a business day, the next succeeding business day), is equal to the aggregate exercise price payable with respect to the Option so exercised.

         In the event a Non-Employee Director elects to pay the exercise price payable with respect to an Option pursuant to clause (b) above, (i) only a whole number of Share(s) (and not fractional Shares) may be tendered in payment, (ii) such Non-Employee Director must present evidence acceptable to the Company that he or she has owned any such Shares tendered in payment of the exercise price (and that such Shares tendered have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise, and (iii) the certificate(s) for all such Shares tendered in payment of the exercise price must be accompanied by duly executed instruments of transfer in a form acceptable to the Company. When payment of the Option exercise price is made by the tender of Shares, the difference, if any, between the aggregate exercise price payable with respect to the Option being exercised and the Fair Market Value of the Share(s) tendered in payment (plus any applicable taxes) shall be paid by check or wire transfer of funds. No Non-Employee Director may tender Shares having a Fair Market Value exceeding the aggregate exercise price payable with respect to the Option being exercised.

         In the event a Non-Employee Director elects to pay the exercise price payable with respect to an Option pursuant to clause (d) above, (i) only a whole number of Share(s) (and not fractional Shares) may be withheld in payment and
(ii) such Non-Employee Director must present evidence acceptable to the Company that he or she has owned a number of Shares at least equal to the number of Shares to be withheld in payment of the exercise price (and that such owned Shares have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise. When payment of the Option exercise price is made by the withholding of Shares, the difference, if any, between the aggregate exercise price payable with respect to the Option being exercised and the Fair Market Value of the Share(s) withheld in payment (plus any applicable taxes) shall be paid by check or wire transfer of funds. No Non-Employee Director may authorize the withholding of Shares having a Fair Market Value exceeding the aggregate exercise price payable with respect to the Option being exercised. Any withheld Shares shall no longer be issuable under such Option.

         F.       Additional Provisions.

                    (i) Accelerated Expiration of Options Upon Termination of Directorship. Upon the termination of a Non-Employee Director's tenure for any reason, each outstanding vested and previously unexercised Option shall expire three months after the date of such termination; provided that (a) upon the termination of a Non-Employee Director's tenure as a result of death or Disability, each outstanding vested and previously unexercised Option shall expire two years after the date of his or her termination as a director, and (b) upon the mandatory retirement of a Non-Employee Director pursuant to the policies of the Board, each outstanding vested and previously unexercised Option shall expire five years after the date of his or her termination as a director. In no event shall the provisions of this Section VII.F operate to extend the original expiration date of any Option.

                   (ii)  Sale of the  Company.  In the  event of a merger of the
         Company with or into another corporation constituting a change of control of the Company, a sale of all or substantially all of the Company's assets or a sale of a majority of the Company's outstanding voting securities (a "Sale of the Company"), the Options may be assumed by the successor  corporation or a parent of such successor corporation or substantially equivalent options may be substituted by the successor corporation or a parent of such successor corporation, and if the successor corporation does not assume the Options or substitute options, then all outstanding and unvested Options shall become immediately exercisable and all outstanding Options shall terminate if not exercised as of the date of the Sale of the Company (or other prescribed period of time). The Company shall provide at least 30 days prior written notice of the Sale of the Company to the holders of all outstanding Options, which notice shall state whether (a) the Options will be assumed by the successor corporation or substantially equivalent options will be substituted by the successor corporation, or
         (b) the Options are thereafter vested and exercisable and will terminate if not exercised as of the date of the Sale of the Company (or other prescribed period of time).

                  (iii)  Liquidation  or  Dissolution.   In  the  event  of  the
         liquidation or dissolution of the Company, Options shall terminate immediately prior to the liquidation or dissolution.

         G. Grant of Reload Options. A Non-Employee Director who exercises all or any portion of an Option by the tender or withholding of Shares which have a Fair Market Value equal to not less than 100% of the exercise price for such Options (the "Exercised Options") shall be granted, subject to Section IV, an additional option (a "Reload Option") for a number of Shares equal to the sum of the number of Shares tendered or withheld in payment of the exercise price for the Exercised Options.

         Reload Options shall be subject to the following terms and conditions:

                    (i) the grant date for each Reload Option shall be the date of exercise of the Exercised Option to which it relates;

                   (ii) subject to clause (iii) below, the Reload Option may be exercised at any time during the unexpired term of the Exercised Option (subject to earlier termination thereof as provided in the Plan); and

                  (iii) the other terms of the Reload Option shall be the same as the terms of the Exercised Option to which it relates and shall be subject to the provisions of the Plan, except that (a) the option price shall be the Fair Market Value of the Shares on the grant date of the Reload Option, (b) no Reload Option may be exercised within six months from the grant date thereof, and (c) no other Reload Option shall be granted upon exercise of such Reload Option.

H. Non-Qualified Stock Options. All Options granted under the Plan shall be non-qualified options not entitled to special tax treatment under Code Section 422, as may be amended from time to time.

VIII.    ELECTION TO RECEIVE STOCK IN LIEU OF CASH COMPENSATION.

     A. General. A Non-Employee Director may elect to reduce the cash compensation otherwise payable for services to be rendered by him or her as a director for any period beginning on June 1 and continuing to the following May 31 (or such other period for which cash compensation is payable to Non-Employee Directors pursuant to the policies of the Board), beginning June 1, 1996 and to receive in lieu thereof Shares as provided in this Section VIII.

         B. Election. By the later of (i) the date of the Company=s annual meeting of stockholders next preceding the June 1 to which such election relates (but in no event less than five business days prior to such June 1) and (ii) such Non-Employee Director's Initial Election Date, each Non-Employee Director may make an irrevocable election to receive, in lieu of all or a specified percentage (which percentage shall be in 10% increments) of the cash compensation to which such director would otherwise be entitled as a member of the Board and any committee thereof (including the annual retainer fee and any meeting or other fees payable for services on the Board or any committee thereof, but excluding any reimbursement for out-of-pocket expenses) for the year beginning the following June 1 (or such other period for which cash compensation is payable to such Non-Employee Director pursuant to the policies of the Board), an equivalent value in Shares granted in accordance with this
Section VIII. An election shall be effective (i) if made in accordance with clause (i) of the preceding sentence, beginning on the June 1 following such election; and (ii) if made on such Non-Employee Director's Initial Election Date, immediately.

         Each such election shall (i) be in writing in a form prescribed by the Company, (ii) specify the amount of cash compensation to be received in the form of Election Shares (expressed as a percentage of the compensation otherwise payable in cash), and (iii) be delivered to the Secretary of the Company. Such election may not be revoked or changed thereafter except as to compensation for services to be rendered in any 12 month period beginning on any June 1 at least six months following such revocation or new election.

         C. Issuance of Common Stock. If a Non-Employee Director elects pursuant to Section VIII.B above to receive Shares, there shall be issued to such director promptly following each subsequent June 1 for which such election is effective (or promptly following the first day of such other period for which such election is effective) a number of Shares equal to the amount of compensation otherwise payable for the 12 month period beginning on such June 1 (or the other period for which such election is effective) divided by the Fair Market Value of the Shares on such June 1 (or on the first day of such other period). To the extent that the application of the foregoing formula would result in fractional shares of Common Stock being issuable, cash will be paid to the Non-Employee Director in lieu of such fractional Shares based upon the Fair Market Value of such fractional Share.

         D. Compliance with Exchange Act. The election to receive Election Shares is intended to comply in all respects with Rule 16b-3(d)(1) promulgated under Section 16(b) of the Exchange Act such that the issuance of Election Shares under the Plan on a grant date occurring at least six months after the election shall be exempt from Section 16(b) of the Exchange Act.

     E. Grant Date. The grant date for each Election Share for the Non-Employee Director electing such option shall be the first day of the period to which such election relates and is effective.

IX.      MISCELLANEOUS PROVISIONS.

     A. Rights of Non-Employee Directors. No Non-Employee Director shall be entitled under the Plan to voting rights, dividends or other rights of a stockholder prior to the issuance of Common Stock. Neither the Plan nor any action taken hereunder shall be construed as giving any Non-Employee Director any right to be retained in the service of the Company.

     B. Limitations on Transfer and Exercise. All Options granted under the Plan shall not be transferable by the Non-Employee Director, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined by '1 et seq, of the Code, Title I of ERISA or the rules and regulations thereunder, and shall be exercisable during the Non-Employee Director's lifetime only by such Non-Employee Director or by such Non-Employee Director's guardian or other legal representative; provided, however, that the vested portions of Options, (other than Incentive Stock Options as defined in Section 422 of the Code), may be transferred by the Non-Employee Director during his lifetime to any member of his immediate family or to a trust established for the exclusive benefit of himself or one or more members of his immediate family. A transfer of an Option pursuant to this paragraph may only be effected by the Company at the written request of a Non-Employee Director and shall become effective only when recorded in the Company=s record of outstanding Options. In the event an Option is transferred as contemplated in this paragraph, any Reload Options associated with such transferred Option shall terminate, and such transferred Option may not be subsequently transferred by the transferee except by will or the laws of descent and distribution. Otherwise, a transferred Option shall continue to be governed by and subject to the terms and limitations of the Plan and the relevant grant, and the transferee shall be entitled to the same rights as the Non-Employee Director, as if no transfer had taken place. As used in this paragraph, Aimmediate family@ shall mean, with respect to any person, his/her spouse, any child, stepchild or grandchild, and shall include relationships arising from legal adoption.

     C. Compliance with Laws. No shares of Common Stock shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign securities, securities exchange and other applicable laws and requirements. Each Share granted pursuant to Section VI or Section VIII and each Option granted pursuant to Section VII shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the Shares granted or subject to the Option upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of such Share, such Option or the issuance or purchase of Shares thereunder, no such Share may be issued and no Option may be exercised or paid in Common Stock, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The holder of such Share or Option will supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval. The Committee may at any time impose any limitations upon the sale of a Share or the exercise of an Option or the sale of the Common Stock issued upon exercise of an Option that, in the Committee's discretion, are necessary or desirable in order to comply with Section 16(b) of the Exchange Act and the rules and regulations thereunder. The Committee may at any time impose additional limitations, or may amend or delete the existing limitations, upon the exercise of Options by the tender or withholding of Shares in accordance with Section VII.E (including an amendment or deletion of the related ownership period for Shares specified in such Section), if such additional, amended or deleted limitations are necessary, desirable or no longer required (as the case may be) to remain in compliance with applicable accounting pronouncements relating to the treatment of the plan as a fixed plan for accounting purposes.

         D. Payment of Withholding Tax. Whenever Shares are to be issued pursuant to Section VI or Section VIII of the Plan or upon exercise of Options issued pursuant to Section VII of the Plan, the Company shall be entitled to require as a condition of delivery (i) that the participant remit an amount sufficient to satisfy all federal, state and local withholding tax requirements related thereto, (ii) the withholding of Shares due to the participant under the Plan with a Fair Market Value equal to such amount, or (iii) any combination of the foregoing.

         E. Expenses. The expenses of the Plan shall be borne by the Company and its Subsidiaries.

         F. Deemed Acceptance, Ratification and Consent. By accepting any Common Stock hereunder or other benefit under the Plan, each Non-Employee Director and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

     G. Securities Act Registration. The Company shall use its best efforts to cause to be filed under the Securities Act of 1933, as amended, a registration statement covering the Shares issued, and issuable upon exercise of options granted, under the Plan.

     H. Governing Law. The provisions of the Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

     I. Election Shares. Pending the grant of Election Shares hereunder, all compensation earned by a Non-Employee Director with respect to which an election to receive the grant of Election Shares pursuant to Section VIII.B has been made shall be the property of such director and shall be paid to him or her in cash in the event that Election Shares are not granted by the Company hereunder.

     J. Headings; Construction. Headings are given to the sections of the Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed tn any way material or relevant to the construction of the Plan or any provisions hereof. The use of the singular shall also include within its meaning the plural, where appropriate, and vice versa.

XI.      AMENDMENT.

         The Plan may be amended at any time and from time to time by resolution of the Board as the Board shall deem advisable; provided, however, that no amendment shall become effective without stockholder approval if such stockholder approval is required by law, rule or regulation. No amendment of the Plan shall materially and adversely affect any right of any participant with respect to any Options or Shares theretofore granted under the Plan without such participant's written consent, except for any modifications required to maintain compliance with any federal or state statute or regulation.

XII.     TERMINATION.

         The Plan shall terminate upon the earlier of the following dates or events to occur:

                    (i) upon the adoption of a resolution of the Board terminating the Plan; and

                   (ii) ten years from the date the Plan is initially approved and adopted by the stockholders of the Company in accordance with
         Article XIII.

         Except as specifically provided herein, no termination of the Plan shall materially and adversely affect any of the rights or obligations of any person without his or her consent with respect to any Options or Shares theretofore granted under the Plan.

XIII.    STOCKHOLDER APPROVAL AND ADOPTION.

         The Plan was originally adopted by the Board on March 12, 1996 and was approved and adopted at a meeting of the stockholders of the Company held on May 21, 1996. The Plan was amended and restated by the Board at a meeting held on November 12, 1996 and August 14, 1997.

                                                                     EXHIBIT 5


                                             THE ALLSTATE CORPORATION
                                             ------------------------

                                             2775 Sanders Road, Suite A8
                                             Northbrook, Illinois
                                                              60062-6127
                                             ----------------------------

                                             Joseph T. Kane
                                             Counsel


                                       August  28, 1997


The Allstate Corporation
Allstate Plaza
Northbrook, IL 60062

Ladies and Gentlemen:

         A Registration Statement on Form S-3 ("Registration Statement") is being filed on or about the date of this letter with the Securities and Exchange Commission to register 2,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), of The Allstate Corporation (the "Company") which may from time to time be offered to immediate family members, including trusts for the benefit of immediate family members, of certain participants in The Allstate Corporation Equity Incentive Plan, The Allstate Corporation Employees Replacement Stock Plan and The Allstate Corporation Equity Incentive Plan for Non-Employee Directors (collectively, the "Plans"). This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended.

         In connection with this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of
(i) the Registration Statement, ((ii) the Restated Certificate of Incorporation of the Company as currently in effect, (iii) the By-laws of the Company as currently in effect, and (iv) resolutions of the Board of Directors of the Company relating to the filing of the Registration Statement and related matters. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such other agreements, instruments, and documents of the Company, and have made such other investigations, as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

         I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified to photostatic copies and the authenticity of the originals of such latter documents. In making my examination of documents executed by parties other than the Company, I have assumed that such parties had the power, corporate and otherwise, to enter into and perform their respective obligations thereunder and have also assumed the due authorization by all requisite action, corporate and otherwise, and the execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinion expressed herein, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

         Based upon and subject to the foregoing, it is my opinion that the shares of Common Stock have been duly authorized and, when issued pursuant to the Plans, will be validly issued, fully paid and non-assessable.

         I  consent  to the  inclusion  of this  opinion  as an  exhibit  to the
Registration   Statement  referred  to  above  and  to  the  reference  in  such
Registration Statement.

                                                 Very truly yours,



                                                 Joseph T. Kane

                                                                    EXHIBIT 15








To the Board of Directors and Shareholders of The Allstate Corporation:


We have reviewed, in accordance with standards established by the American Institute of Certified Public Accountants, the unaudited interim financial information of The Allstate Corporation and subsidiaries for the periods ended March 31, 1997 and 1996 and June 30, 1997 and 1996, as indicated in our reports dated May 14, 1997 and August 13, 1997, respectively; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our reports referred to above, which were included in your Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997, are being used in this Registration Statement.

We are also aware that the aforementioned reports, pursuant to Rule 436(c) under the Securities Act of 1933, are not considered a part of the Registration
Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.



Deloitte & Touche LLP

Chicago, Illinois
August 27, 1997

                                                                  EXHIBIT 23(b)







                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of The Allstate Corporation on Form S-3 of our reports dated February 21, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Allstate Corporation for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



Deloitte & Touche LLP

Chicago, Illinois
August 27, 1997